PILGRIM’S PRIDE CORPORATION and PILGRIM’S EUROPE FINANCE PLC as Issuers, and CITIBANK, N.A., LONDON BRANCH, as Trustee, Paying Agent, Registrar and Transfer Agent INDENTURE Dated as of September 23, 2026 4.750% Senior Notes due 2034

i TABLE OF CONTENTS PAGE ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01. Definitions ...................................................................................................1 Section 1.02. Other Definitions ......................................................................................28 Section 1.03. Incorporation by Reference of Trust Indenture Act ..................................29 Section 1.04. Rules of Construction ................................................................................30 ARTICLE 2 THE NOTES Section 2.01. Form and Dating.......................................................................................30 Section 2.02. Execution, Authentication and Effectuation .............................................33 Section 2.03. Registrar, Transfer Agent and Paying Agent ............................................34 Section 2.04. Paying Agent to Hold Money ....................................................................35 Section 2.05. Holder Lists ...............................................................................................35 Section 2.06. Transfer and Exchange .............................................................................36 Section 2.07. Replacement Notes ....................................................................................39 Section 2.08. Outstanding Notes .....................................................................................39 Section 2.09. Notes Held by the Issuers ..........................................................................40 Section 2.10. Certificated Notes .....................................................................................40 Section 2.11. Cancellation ..............................................................................................41 Section 2.12. Defaulted Interest......................................................................................42 Section 2.13. Computation of Interest ............................................................................43 Section 2.14. ISIN and Common Code Numbers ............................................................43 Section 2.15. Issuance of Additional Notes ....................................................................43 Section 2.16. Deposits of Money.....................................................................................45 Section 2.17. Agents’ Interest .........................................................................................45 Section 2.18. Additional Responsibilities of the Paying Agent regarding Notes issued under the New Safekeeping Structure .........................................................46 ARTICLE 3 REDEMPTION Section 3.01. Notices to Trustee .....................................................................................47 Section 3.02. Selection of Notes To Be Redeemed ..........................................................47 Section 3.03. Notice of Redemption ................................................................................48 Section 3.04. Effect of Notice of Redemption .................................................................49 Section 3.05. Deposit of Redemption Price ....................................................................49 Section 3.06. Notes Redeemed in Part ............................................................................50

ii ARTICLE 4 COVENANTS OF THE COMPANY Section 4.01. Payment of Notes ......................................................................................50 Section 4.02. [Reserved] .................................................................................................50 Section 4.03. Corporate Existence..................................................................................50 Section 4.04. Payment of Taxes ......................................................................................50 Section 4.05. Compliance Certificate; Notice of Default ...............................................51 Section 4.06. Waiver of Stay, Extension or Usury Laws ................................................51 Section 4.07. Change of Control.....................................................................................51 Section 4.08. Limitation on Liens ...................................................................................54 Section 4.09. Limitations on Sale and Leaseback Transactions .....................................55 Section 4.10. [Reserved] .................................................................................................55 Section 4.11. Reports of the Company ............................................................................55 Section 4.12. Measuring Compliance .............................................................................57 ARTICLE 5 [RESERVED.] ARTICLE 6 SUCCESSOR CORPORATION Section 6.01. Mergers, Consolidations, Etc ...................................................................59 ARTICLE 7 DEFAULT AND REMEDIES Section 7.01. Events of Default .......................................................................................60 Section 7.02. Acceleration ..............................................................................................62 Section 7.03. Other Remedies .........................................................................................63 Section 7.04. Waiver of Past Defaults ............................................................................63 Section 7.05. Control by Majority ..................................................................................63 Section 7.06. Limitation on Suits ....................................................................................64 Section 7.07. Rights of Holders To Receive Payment .....................................................64 Section 7.08. Collection Suit by Trustee .........................................................................64 Section 7.09. Trustee May File Proofs of Claim ............................................................64 Section 7.10. Priorities ...................................................................................................65 Section 7.11. Undertaking for Costs ...............................................................................65 ARTICLE 8 TRUSTEE Section 8.01. Duties of Trustee .......................................................................................65 Section 8.02. Rights of Trustee .......................................................................................67 Section 8.03. Individual Rights of Trustee ......................................................................69 Section 8.04. Trustee’s Disclaimer .................................................................................69 Section 8.05. Notice of Default .......................................................................................69 Section 8.06. Reports by Trustee to Holders ..................................................................70

iii Section 8.07. Compensation and Indemnity ...................................................................70 Section 8.08. Replacement of Trustee .............................................................................71 Section 8.09. Successor Trustee by Merger, Etc ............................................................72 Section 8.10. Eligibility; Disqualification ......................................................................72 Section 8.11. Preferential Collection of Claims Against the Issuers ..............................73 ARTICLE 9 DISCHARGE OF INDENTURE; DEFEASANCE Section 9.01. Satisfaction and Discharge .......................................................................73 Section 9.02. Legal Defeasance and Covenant Defeasance ...........................................74 Section 9.03. Conditions to Legal Defeasance or Covenant Defeasance.......................74 Section 9.04. Application of Trust Money ......................................................................76 Section 9.05. Repayment to the Issuers ..........................................................................76 Section 9.06. Reinstatement ............................................................................................76 ARTICLE 10 AMENDMENTS, SUPPLEMENTS AND WAIVERS Section 10.01. Without Consent of Holders ....................................................................77 Section 10.02. With Consent of Holders .........................................................................78 Section 10.03. Compliance with the Trust Indenture Act ...............................................79 Section 10.04. Revocation and Effect of Consents .........................................................79 Section 10.05. Notation on or Exchange of Notes ..........................................................80 Section 10.06. Trustee To Sign Amendments, Etc ..........................................................80 ARTICLE 11 ADDITIONAL AMOUNTS Section 11.01. Additional Amounts .................................................................................80 ARTICLE 12 SUBSTITUTION OF THE COMPANY AS ISSUER Section 12.01. Substitution of the Company as Issuer ....................................................82 ARTICLE 13 RELEASE OF PILGRIM’S EUROPE FINANCE PLC AS AN ISSUER Section 13.01. Release of the Co-Issuer as an Issuer .....................................................84 ARTICLE 14 MISCELLANEOUS Section 14.01. Trust Indenture Act Controls ..................................................................84 Section 14.02. Notices.....................................................................................................84 Section 14.03. Communications by Holders with Other Holders ...................................85 Section 14.04. Certificate and Opinion as to Conditions Precedent ..............................86

iv Section 14.05. Statements Required in Certificate or Opinion .......................................86 Section 14.06. Rules by Paying Agent or Registrar........................................................86 Section 14.07. Judgment Currency .................................................................................86 Section 14.08. Legal Holidays ........................................................................................87 Section 14.09. Governing Law; Submission to Jurisdiction; Waiver of Immunity .........87 Section 14.10. Waiver of Jury Trial ................................................................................88 Section 14.11. No Adverse Interpretation of Other Agreements ....................................88 Section 14.12. No Personal Liability of Directors, Officers, Employees and Stockholders ...........................................................................................................88 Section 14.13. Successors ...............................................................................................88 Section 14.14. Counterparts ...........................................................................................88 Section 14.15. Retention of Electronic Signed Documents.............................................89 Section 14.16. Severability .............................................................................................89 Section 14.17. English Language ...................................................................................89 Section 14.18. U.S.A. Patriot Act....................................................................................89 Section 14.19. Notice of any Withholding or Deduction ................................................89 Section 14.20. Entire Agreement ....................................................................................91

v SIGNATURES S-1 Exhibit A – FORM OF INITIAL NOTE Exhibit B – FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE Exhibit C – FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of September 23, 2026, among Pilgrim’s Pride Corporation, a Delaware corporation (hereinafter called the “Company”) and Pilgrim’s Europe Finance PLC, a public limited company incorporated under the laws of England and Wales (the “Co-Issuer” and, together with the Company, the “Issuers”), and Citibank, N.A., London Branch, as Trustee (hereinafter referred to as the “Trustee”) and as Paying Agent, Transfer Agent and Registrar (as such terms are used and defined below). The Issuers have duly authorized the creation of an issue of 4.750% Senior Notes due 2034 and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined below), when duly issued and executed by the Issuers and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuers and to make this Indenture a legal, valid and binding agreement of the Issuers have been done. THIS INDENTURE WITNESSETH For and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows: ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01. Definitions. Set forth below are certain defined terms used in this Indenture. “Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Agent” means any Paying Agent, Registrar, authenticating agent, co- registrar, or Transfer Agent. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the CSK, Euroclear and/or Clearstream that apply to such transfer or exchange. “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. “Authority” means The International Stock Exchange Authority Limited.

2 “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state or foreign law for the relief of debtors. “Batista Family” includes José Batista Sobrinho, together with his wife, sons and daughters, or any of their respective heirs and any Person established and controlled by any of the foregoing. “Board of Directors” means: (1) with respect to a corporation, the Board of Directors of the corporation; (2) with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and (3) with respect to any other Person, the board or committee of that Person or any Person serving a similar function. “Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 system”), or any successor thereto, operates. “Capital Stock” means: (1) with respect to any Person that is a corporation, any and all shares of corporate stock of that Person; (2) with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person; (3) with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and (4) with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of the issuing Person. “Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP. “Cash Equivalents” means any of the following:

3 (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof and maturing within one year of acquisition thereof; (2) investments in Eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and (a) in the case of such investments maturing later than 180 days from the date of acquisition thereof, whose long-term debt, or whose parent holding company’s long-term debt, is rated “BBB-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) and (b) in the case of such investments maturing not later than 180 days from the date of acquisition thereof, whose short term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act); (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above; (4) investments in commercial paper, maturing not more than 360 days after the date of acquisition, with an Investment Grade Rating at the time as of which any investment therein is made; (5) investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; (6) Debt or Preferred Stock issued by Persons with an Investment Grade Rating with maturities of 12 months or less from the date of acquisition; (7) investments in mutual funds whose investment guidelines restrict substantially all of such funds’ investments to those satisfying the provisions of clauses (1) through (6) above; and (8) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) of this definition and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction. “Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without

4 limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services. “Change of Control” means the occurrence of any one of the following: (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or (2) the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of a direct or indirect parent entity of the Company of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder). For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company. “Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Ratings Decline. “Clearing System” means Euroclear or Clearstream, as the case may be and/or any additional or alternative clearing system approved by the Issuers, the Trustee and the Paying Agent (provided that such additional or alternative clearing system must also be authorized to hold the Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations) collectively. “Clearstream” means Clearstream Banking S.A., Luxembourg. “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act. “Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

5 “Common Service Provider” means, with respect to Notes issued in the form of a Global Note in accordance with the New Safekeeping Structure, Citibank Europe PLC which is the entity appointed by the Clearing System to service the Notes, or such successor as the Clearing System shall designate. “Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, the German government bond selected by an Independent Investment Banker as having a maturity closest to the remaining term of the Notes that would be redeemed (assuming that the Notes matured on the Notes Par Call Date), at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes, or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of one Primary Government Bond Dealer selected by the Issuers, determine to be appropriate for determining the Comparable Government Bond Rate. “Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the applicable Comparable Government Bond on the basis of the middle market price of such Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Banker. “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period: (1) increased (without duplication) by: (a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus (b) Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated

6 Interest Expense” pursuant to clauses (1)(u) through (1)(y) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus (d) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the Notes and the U.S. Credit Facility and (ii) any amendment or other modification of the Notes, and, in each case, deducted in computing Consolidated Net Income, plus (e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus (f) any other non-cash charges, including any write-off or write- downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus (g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non- Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus (h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus (i) costs of surety bonds incurred in such period in connection with financing activities, plus (j) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of the Company and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18

7 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus (k) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus (l) restructuring charges or reserves (including restructuring costs related to acquisitions after the Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus (m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus (n) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Capital Stock), plus (o) the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of the Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture, plus (p) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus (q) the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Company, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

8 (2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and (3) increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements). “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of: (1) consolidated interest expense of that Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense): (a) amortization of debt discount; (b) the interest component of Capitalized Lease Obligations; (c) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (d) interest actually paid by that Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person; (e) interest expense on Debt of any direct or indirect parent of the Company or any of such parent’s Subsidiaries guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries); (f) net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and (g) cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary; but excluding: (t) accretion or accrual of discounted liabilities not constituting Debt; (u) interest expense attributable to a parent entity resulting from push- down accounting;

9 (v) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting; (w) any Additional Amounts and any comparable “additional amounts”; (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the Issue Date; (y) any expensing of bridge, commitment and other financing fees; and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; and (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued. “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication, (1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded, (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (3) any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded, (4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded, (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) or that (as reasonably determined by the Company) could have been distributed to the reference Person or a Restricted Subsidiary thereof in respect of such period,

10 (6) [reserved], (7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (8) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded, (9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded, (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded, (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non- recurring merger costs incurred during such period as a result of any such transaction shall be excluded, (12) changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and (13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded. “Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis

11 described in clauses (1), (2), (3), (5) and (6) of the definition of “Debt” (provided that in the case of clause (6), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (1), (2) and (3) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture. “Corporate Trust Office” means the designated office of the Trustee at Canada Square, Canary Wharf, London E14 5LB, United Kingdom. “Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the U.S. Credit Facility and the Existing Foreign Credit Facilities) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders. “CSK” means with respect to Notes issued in the form of a Global Note in accordance with the New Safekeeping Structure, Euroclear, which is the entity elected by the Paying Agent as common safekeeper, or such successor as Euroclear shall designate. “Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

12 “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto. “Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person: (1) for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money); (2) evidenced by bonds, debentures, notes or other similar instruments; (3) constituting Capitalized Lease Obligations; (4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence); (6) for Debt of other Persons to the extent guaranteed by such Person; (7) for Hedging Obligations; and (8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured; provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP or (iv) any obligations or liabilities arising by operation of law as a result of the Company and any of its Subsidiaries forming part of a fiscal unity (fiscale eenheid) for Dutch corporate income and/or value added tax purposes. The amount of Debt of any Person at any date will be: (a) the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

13 (b) the accreted value of that Debt, in the case of any Debt issued with original issue discount. “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default. “Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock. “Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, (1) matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock); (2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or (3) is redeemable at the sole option of its holder, in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is 91 days after the Maturity Date; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the Maturity Date will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock. “Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock. “Euroclear” means Euroclear Bank SA/NV. “euro” or “€” means the currency of the member states of the European Economic and Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. “Euro Equivalent” means, with respect to any monetary amount in a currency other than the euro, at any time of determination thereof, the amount of euro

14 obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in the Financial Times in the “Currency Rates” section (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Company) on the date of such determination. Except as expressly provided otherwise in this Indenture, whenever it is necessary to determine whether the Issuers or any Restricted Subsidiary has complied with any covenant or other provision in this Indenture or if there has occurred a Default or an Event of Default and an amount is expressed in a currency other than euro, such amount will be treated as the Euro Equivalent determined as of the date such amount is initially determined in such non euro currency. For purposes of determining whether any Debt can be Incurred or any investment can be made (a “Tested Transaction”), the Euro Equivalent of such Debt or investment shall be determined on the date incurred, made or undertaken and, in each case, no subsequent change in the Euro Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture. “European Union” means the economic and monetary union as contemplated in the Treaty on European Union as of January 1, 2004. “Exchange” means The International Stock Exchange. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Existing Foreign Credit Facilities” means (1) the facility evidenced by the Multicurrency Revolving Facility Agreement, dated as of June 24, 2022, by and among Moy Park Holdings (Europe) Limited and other Pilgrim’s subsidiaries, the Governor and Company of the Bank of Ireland, as agent, and the other lenders party thereto, (2) the facility evidenced by the Revolving Line of Credit Agreement dated as of August 15, 2023, by and among BBVA México as lender, and Pilgrim’s Pride, Sociedad de Responsabilidad Limitada de Capital Variable, as borrower, and (3) the facility evidenced by the Credit Agreement, by and among Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., the Company, certain subsidiaries of Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., Banco de Bajio Multiple and the several lenders from time to time party thereto, dated as of October 30, 2025, and, in each case, the related notes, collateral documents, guarantees and agreements, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time. “Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business of Fitch Ratings, Inc. “Foreign Restricted Subsidiary” means a Restricted Subsidiary that is a Foreign Subsidiary.

15 “Foreign Significant Subsidiary” means a Foreign Subsidiary that is a Significant Subsidiary. “Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia. “Foreign Subsidiary Holding Company” means any Domestic Restricted Subsidiary with no material operations or assets other than Equity Interests of Foreign Restricted Subsidiaries. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture). “Global Note Legend” means the legend set forth in Section 2.01 hereof, which is required to be placed on all Global Notes issued under this Indenture. “Global Notes” means the notes represented by a global registered note certificate. “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

16 “Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under: (1) any Interest Rate Protection Agreement; (2) foreign exchange contracts and Currency Protection Agreements; (3) any Commodity Agreement; and (4) other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices. “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Registrar’s books. “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger. “Initial Notes” means the €500,000,000 aggregate principal amount of Notes issued on the date hereof. “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented. “Independent Investment Banker” means one of the Reference Government Bond Dealers appointed by the Issuers. “Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

17 “Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency. “Issue Date” means September 23, 2026, the date on which the Notes are first issued. “Lien” or “Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). “Maturity Date” means January 23, 2034. “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc. “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends. “New Safekeeping Structure” or “NSS” means a structure where a Global Note is registered in the name of a common safekeeper (or its nominee) for Euroclear and/or Clearstream and will be deposited on or about the issue date with the common safekeeper for Euroclear and/or Clearstream. “Note” or “Notes” means, collectively, the Issuers’ 4.750% Senior Notes due 2034 issued in accordance with Section 2.02 (whether issued on the Issue Date or thereafter issued) treated as a single class of securities under this Indenture, as amended or supplemented form time to time in accordance with the terms of this Indenture. “Offering Memorandum” means the offering memorandum of the Issuers relating to the Notes dated September 9, 2026. “Officer” of the Issuers means the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuers, as the case may be, and, with respect to financial matters, the chief financial officer (or similar title), controller or treasurer (or similar title) of the Issuers, as applicable. “Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of the Company or each of the Issuers, as applicable and delivered to the Trustee. Unless the context otherwise requires, each reference herein to an “Officer’s Certificate” shall mean an Officer’s Certificate of the Issuers. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an in-house counsel to the Issuers.

18 “Permitted Holders” means (i) JBS N.V. and any of its subsidiaries or any Affiliate or Affiliates of any of the foregoing, (ii) any member of the Batista Family or any Affiliate or Affiliates of any of the foregoing and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such members of the Batista Family and their respective Affiliates, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect subsidiaries; and (iii) any Person the Voting Stock of which (or in the case of a trust, the beneficial interest in which) at least 51% is owned by Persons specified in clause (ii). “Permitted Liens” means: (1) Liens to secure Debt of the Issuers or a Restricted Subsidiary of the Issuers under the Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1) shall not exceed the greater of (x) $2.3 billion less the sum of all principal payments of the Credit Facilities and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.50 to 1.00; (2) Liens on the Capital Stock or assets of any Significant Subsidiary to secure Debt Incurred by such Significant Subsidiary; (3) Liens to secure Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Issuers or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property; (4) Liens for taxes, assessments or governmental charges or levies on the property of the Issuers or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; (5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Issuers or any Significant Subsidiary arising in the ordinary course of business and securing payment of

19 obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (6) Liens on the property of the Issuers or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Subsidiaries taken as a whole; (7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Issuers or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Issuers or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Issuers or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Issuers or any Significant Subsidiary; (8) Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Issuers or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary; (9) pledges or deposits by the Issuers or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Issuers or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Issuers, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (11) Liens securing Hedging Obligations and Cash Management Services; (12) Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above; (13) Liens on the property of the Issuers or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in

20 part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of: (a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, Incurred by the Issuers or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement; (14) Liens on accounts receivable and related assets Incurred in connection with a Receivables Facility; (15) Liens securing Debt or other obligations of a Restricted Subsidiary of the Issuers owing to the Issuers or another Restricted Subsidiary; (16) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Issuers or any of their Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods; (17) Liens in favor of the Issuers; (18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (19) Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuers or any of their Significant Subsidiaries in the ordinary course of business; (21) Liens securing Debt (other than Subordinated Debt); provided that, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.50 to 1.00;

21 (22) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired; (23) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary; (24) (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuers and their Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business; (25) Liens to secure a defeasance trust; (26) (a) Liens on the property of any Foreign Significant Subsidiary securing Debt of any Foreign Significant Subsidiary and (b) any stock pledge, hypothecation, or similar security interest limited to the Equity Interests of a Foreign Significant Subsidiary held by a Foreign Subsidiary Holding Company, or the Equity Interests of such Foreign Subsidiary Holding Company, in each case securing the guarantee by such Foreign Subsidiary Holding Company of Debt of the Foreign Significant Subsidiary whose Equity Interests it holds; and (27) Liens not otherwise permitted by clauses (1) through (26) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (x) $700.0 million and (y) 10.0% of Total Assets of the Company at the time of any Incurrence of an obligation secured by a Lien in reliance on this clause (27). “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation. “Primary Government Bond Dealer” means a broker or dealer of, and/or market maker in, German government bonds. “Principal Property” means any plant or other similar facility of the Issuers or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Issuers and their Subsidiaries, taken as a whole.

22 “Private Placement Legend” means the legend set forth in Exhibit A hereof, to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture. “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act. “Rating Agency” means at the Issuers’ option, two of S&P, Moody’s and Fitch, and if two agencies do not make a rating on the Notes publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the governing body of each Issuer). “Ratings Decline” means that at any time within 60 days after the earlier of the date of public notice of a Change of Control and the date on which the Company or any other Person publicly declares its intention to effect a Change of Control, (1) in the event the Notes are assigned an Investment Grade Rating by at least two of the Rating Agencies prior to such public notice or declaration, the rating assigned to the Notes by at least two of the Rating Agencies is below an Investment Grade Rating; or (2) in the event the ratings assigned to the Notes by at least two of the Rating Agencies prior to such public notice or declaration are below an Investment Grade Rating, the rating assigned to the Notes by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that, in each case, any such Ratings Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control. “Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which an Issuer or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person. “Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto. “Record Date” or “record date” for the interest payable on any Interest Payment Date means January 13 (whether or not a Business Day) next preceding such Interest Payment Date of each year prior to maturity of the Notes, and for any other purpose means the record date established by the Issuers for a specified purpose. “Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

23 “Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes. “Reference Government Bond Dealer” means each of at least three banks selected by the Issuers, or the affiliates of such banks, which are (i) primary government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues. “Regulation S” means Regulation S promulgated under the Securities Act. “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable. “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the CSK or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period. “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the CSK or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903. “Regulation S Temporary Global Note Legend” means the legend set forth in Exhibit A hereof, to be placed on all Regulation S Temporary Global Note issued under this Indenture. “Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture. “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S. “Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the

24 redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time. “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 903” means Rule 903 promulgated under the Securities Act. “Rule 904” means Rule 904 promulgated under the Securities Act. “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof. “Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which an Issuer or any Significant Subsidiary sells or transfers any property to any Person (other than either Issuer or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased. “Secured Debt” means the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien. “Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of: (1) Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to (2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that: (1) if such Person or any Restricted Subsidiary: (a) has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the

25 amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be: (i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding; or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation) and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or (b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period; (2) if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction: (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of

26 such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale); (3) if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an Officer’s Certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such Officer’s Certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. For purposes of the calculation of the Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens,” the Company may elect, pursuant to an Officer’s Certificate, to treat all or a portion of the commitment under any Debt which is to be secured by such Lien as being Incurred as of such determination date and any subsequent Incurrence of Debt under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Debt or additional Lien at such subsequent time; provided that if the Company makes such an election, for purposes of the

27 calculation of the Secured Leverage Ratio in connection with any subsequent Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens” (other than under such commitment), the amount under such commitment that was so treated shall be deemed to be Incurred as of such determination date. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time. “Significant Subsidiary” of any Person, means any Restricted Subsidiary which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.” “Subordinated Debt” means any Debt whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to the Notes, pursuant to this Indenture. “Subsidiary” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in this Indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis. “Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made. “Tax” means any tax, duty, levy, impost, assessment or other governmental charge in the nature of tax (including penalties, interest and any other liabilities related thereto). “Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

28 “Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended. “Trustee” means Citibank, N.A., London Branch, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor Trustee at the time serving as successor Trustee hereunder. “Unrestricted Subsidiary” means (i) any Subsidiary designated as an “unrestricted subsidiary” under the U.S. Credit Facility and (ii) any direct or indirect Subsidiary of the Issuers formed after the Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (ii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Issuers or any Restricted Subsidiary. “U.S. Credit Facility” means the facility evidenced by the Credit Agreement, by and among the Company, TO-RICOS, Ltd., and TO-RICOS Distribution Ltd, CoBank, ACB and the lenders party thereto, dated as of October 4, 2023, and the related notes, collateral documents, guarantees and agreements, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time. “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act. “Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors. “Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary. “Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person. Section 1.02. Other Definitions. Term Defined in Section Additional Amounts 11.01(a) Additional Notes Exhibit B

29 Term Defined in Section Affiliate Legend Exhibit B Authentication Order 2.02 Authentication Agent 2.02 Authorized Agent 14.09(b) Change of Control Offer 4.07(b) Change of Control Payment 4.07(a) Change of Control Payment Date 4.07(b) covenant defeasance 9.02(b) defeasance trust 9.03(a) Defaulted Interest 2.12(a) Designated Entity 12.01(b)(ii) Event of Default 7.01 Global Notes 1.01 Initial Default 7.02(f) Increased Amount 4.08(c) Initial Notes Exhibit B IOA 2.18(a) legal defeasance 9.02 Parent Reporting Entity 4.11(e) Participants 2.01(d) Paying Agent 2.03 Permitted Jurisdiction 6.01(a)(i)(B) Permitted Parties 4.11(b) Principal Paying Agent 2.03 Registrar 2.03 Reporting Suspension Period 4.11(e)(ii) Required Information 4.11(b) Restricted Global Note 2.01(b) Security Register 2.01(b) Substitution 12.01(a) Substituted Company 12.01(a) Taxing Jurisdiction 11.01(a) Transfer Agent 2.03 Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is not statutorily subject to the Trust Indenture Act until it is qualified with the Commission under the Trust Indenture Act. Effective after qualification under the Trust Indenture Act and whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings: “indenture securities” means the Notes. “indenture security holder” means a Holder. “indenture to be qualified” means this Indenture.

30 “indenture trustee” or “institutional trustee” means the Trustee. “obligor” on the indenture securities means the Issuers or any other obligor on the Notes. All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein. For the avoidance of doubt, none of the Trustee, the Paying Agent, the Registrar or Transfer Agent have contractually agreed to be bound by any of the duties or obligations of the Trust Indenture Act until this Indenture is statutorily subject to the Trust Indenture Act and it is qualified with the Commission under the Trust Indenture Act. Section 1.04. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; (g) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”; and (h) “asset” or “property” shall be interchangeable. ARTICLE 2 THE NOTES Section 2.01. Form and Dating. (a) The Initial Notes and the Trustee’s or Authentication Agent’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange or usage, which shall be provided in

31 writing by the Issuers to the Trustee. The Issuers shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute and are hereby expressly made a part of this Indenture and, to the extent applicable, the Issuers the Paying Agent, the Registrar, the Transfer Agent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Initial Notes initially will be represented by global notes and will be issued only in fully registered form without coupons and only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Paying Agent (in lieu of the Trustee) shall be responsible for: (i) paying sums due on the Global Notes; and (ii) arranging on behalf of and at the expense of the Issuers for notices to be communicated to Holders in accordance with the terms of this Indenture. Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii) above by the Trustee includes performance of such duties by the Paying Agent. (b) Global Notes. Each Note issued in global form (“Global Notes”) will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof. Initial Notes will be issued as Global Notes substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Principal Amount in the Global Note” attached thereto). Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, with such applicable legends as are consistent with Exhibit A hereto, except as otherwise permitted herein (the “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the CSK, and registered in the name of the CSK or the nominee of the CSK for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee or the Authentication Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to each such Regulation S Global Note and recorded in a register (the “Security Register”) of the Notes and of

32 their transfer and exchange, as hereinafter provided. The Initial Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note. Notes offered and sold within the United States to QIBs in reliance on Rule 144A shall be issued initially in the form of a Global Note, with such applicable legends as are consistent with Exhibit A hereto, except as otherwise permitted herein (the “Restricted Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the CSK, and registered in the name of the CSK or the nominee of the CSK for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee or its Authentication Agent as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to each such Restricted Global Note and recorded in the Security Register, as hereinafter provided. The Initial Notes offered and sold within the United States to QIBs in reliance on Rule 144A shall be issued in the form of a Restricted Global Note. (c) Definitive Registered Notes. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture. Definitive Registered Notes shall only be issued upon transfer of, or in exchange for, Book-Entry Interests or Definitive Registered Notes representing Initial Notes. Initial Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and without the “Schedule of Principal Amount in the Global Note” in the form of Schedule A attached thereto). (d) Book-Entry Provisions. The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through Euroclear or Clearstream. Members of, or participants in, the Clearing Systems (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Clearing Systems or by the CSK as common safekeeper for the Clearing Systems or under such Global Note, and the nominee of the CSK may be treated by the Issuers, the Trustee, the Agents and any agent of the Issuers, the Trustee or the Agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Agents from giving effect to any written certification, proxy or other authorization furnished by the Clearing Systems or impair, as between the CSK, the Clearing Systems and its Participants, the operation of customary practices of the Clearing Systems governing the exercise of the rights of a Holder of a beneficial interest in any Global Note. Subject to the provisions of Section 2.10(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and

33 Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes. Except as provided in Section 2.10, owners of a beneficial interest in Global Notes will not be entitled to receive physical delivery of certificated Notes. It is intended that the Notes, whilst represented by one or more Global Notes, will be deposited upon issue with Euroclear as common safekeeper. From time to time, the Issuers and the Paying Agent may agree to vary this election. The Issuers acknowledge that any such election is subject to the right of Euroclear and Clearstream to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Paying Agent in respect of any such election made by it. None of the Issuers and the Paying Agent represent that this necessarily means that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Notwithstanding anything in this paragraph or elsewhere in this Indenture, the Issuers shall not be required to list the Notes on a “Regulated Exchange” as defined under the laws of the European Union or any non-regulated market accepted by the European Central Bank, or any other exchange other than the Exchange. Section 2.02. Execution, Authentication and Effectuation. One Officer of the Company, and one Officer of the Co-Issuer (each of whom shall have been duly authorized by all requisite corporate actions) shall sign the Notes on behalf of the Company by manual, electronic or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall be valid nevertheless. The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereby. A Note shall not be valid until an authorized signatory of the Trustee, the Registrar or an authenticating agent manually, electronically or by facsimile authenticates the Note and, in the case of the Global Note, the Global Note is effectuated by the CSK by the manual, electronic or facsimile signature of one of its authorized signatories. The signature of the Trustee or the Registrar or an authenticating agent on a Note and, in the case of a Global Note, evidence via facsimile transmission, electronic means or such other evidence in writing as may be acceptable to the Registrar of the execution by the CSK of the certificate of effectuation on such Note shall be conclusive evidence that such Note has been duly and validly authenticated, effectuated and issued under this Indenture. A Note shall be dated the date of its authentication or, if later (in the case of a Global Note), effectuation. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, the Issuers shall deliver such Note to the Trustee for cancellation pursuant to Section 2.11.

34 The Trustee will, upon receipt of a written order of the Issuers signed by one Officer (an “Authentication Order”), authenticate or cause the Authentication Agent to authenticate and make available for delivery and the CSK shall effectuate: (i) Initial Notes, on the date hereof, for original issue up to an aggregate principal amount of €500,000,000, (ii) as permitted under Section 2.07 and (iii) Additional Notes, from time to time, subject to compliance at the time of issuance of such Additional Notes with the provisions of Section 2.15. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof. In connection with any request for authentication of the Initial Notes or any Additional Notes, the Trustee is entitled to receive an Opinion of Counsel confirming that all of the conditions precedent to the authentication of such Notes have been satisfied. For the purpose of calculating by the Issuers the aggregate principal amount of Notes that have consented to or voted in favor of any amendment, supplement or waiver (or any other matter requiring a determination based on a percentage of principal amount of Notes outstanding), the euro equivalent of the aggregate principal amount of any Notes denominated in currencies other than euro will be calculated using the Euro Equivalent. The Trustee may appoint one or more authentication agents (each, an “Authentication Agent”) reasonably acceptable to the Issuers to authenticate the Notes. Such Authentication Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authentication Agent has the same rights as any Agent to deal with Holders or an Affiliate of the Issuers. The Trustee hereby appoints Citibank, N.A., London Branch as Authentication Agent with respect to Notes. Citibank, N.A., London Branch hereby accepts such appointment and the Issuers hereby confirm that such appointment is acceptable to them. The Trustee and the Authentication Agent shall have the right to decline to authenticate and deliver any Additional Notes under this Section 2.02 if the Trustee or the Authentication Agent, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee or the Authentication Agent in good faith shall determine that such action would expose the Trustee or the Authentication Agent to personal liability to existing Holders. Section 2.03. Registrar, Transfer Agent and Paying Agent. The Company undertakes that it will maintain one or more paying agents (each, a “Paying Agent”). The initial Principal Paying Agent (the “Principal Paying Agent”) is Citibank, N.A., London Branch. The Company also will maintain a registrar (the “Registrar”). The initial Registrar will be Citibank, N.A., London Branch. The Registrar will maintain the Security Register reflecting ownership of Notes outstanding from time to time. Without prejudice to any of the other obligations of the Registrar, immediately upon creation of

35 the Security Register, and upon each amendment and update of the Security Register (and upon the Company’s request), the Registrar shall provide a copy or an updated copy, as the case may be, of the Security Register to the Company, with such copy to be held by the Company at its registered office. The Company will also maintain a transfer agent (the “Transfer Agent”). The initial Transfer Agent is Citibank, N.A., London Branch. The Transfer Agent is responsible for, among other things, facilitating any transfers or exchanges of beneficial interests in different Global Notes between Holders. The Company may change the Paying Agent, the Transfer Agent or the Registrar without prior notice to the Holders. The Company or any of its subsidiaries may act as Paying Agent or Registrar in respect of the Notes. For so long as the Notes are admitted to trading on the Exchange and the rules and regulations of the Authority so require, the Issuers will publish a notice of any change of Paying Agent, Transfer Agent or Registrar to the extent and in the manner permitted by such rules and regulations. In addition, for so long as the Notes are represented by Global Notes, such notices to Holders may be delivered by or on behalf of the Issuer to Euroclear and Clearstream. The Company will make payments on the Global Notes to the Paying Agents for further credit to Euroclear or Clearstream (as applicable) which will in turn, distribute such payments in accordance with its procedures. Section 2.04. Paying Agent to Hold Money. The Company shall require each Paying Agent (other than the Trustee) to agree that such Paying Agent will hold for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest, premium, if any, and Additional Amounts, if any, on the Notes, and shall promptly notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it will segregate and hold for the benefit of the Holders all money held by it as Paying Agent. Upon any insolvency, bankruptcy or reorganization proceedings relating to the Company (including, without limitation, its bankruptcy, voluntary or judicial liquidation, company reconstruction, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Paying Agent shall serve as an agent of the Trustee for the Notes. A Paying Agent shall not be obliged to pay the Holders (or make any other payment) unless and until such time as it has confirmed receipt of funds sufficient to make the relevant payment. Section 2.05. Holder Lists.

36 The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee or any Paying Agent is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee and each Paying Agent in writing no later than two Business Days before each record date for each interest payment date and at such other times as the Trustee or the Principal Paying Agent may request in writing, a list in such form and as of such record date as the Trustee or the Principal Paying Agent may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder. Section 2.06. Transfer and Exchange. (a) Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, such Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 2.06. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee or the Authentication Agent shall, upon receipt of an Authentication Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount, at such Registrar’s request. No service charge shall be made by the Issuers or the Registrar to the Holders for any registration of transfer or exchange of Notes (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge or similar charge payable in connection with any such registration of transfer or exchange of Notes (other than any agency fee or similar charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 10.05) or in connection with a Change of Control Offer pursuant to Section 4.12 not involving a transfer. Upon presentation for exchange or transfer of any Note as permitted by the terms of this Indenture and by any legend appearing on such Note, such Note shall be exchanged or transferred upon the Security Register and one or more new Notes shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Note shall be effective under this Indenture unless and until such Note has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Note shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Registrar. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

37 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Neither the Issuers nor the Trustee, the Registrar or any Paying Agent shall be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (b) Notwithstanding any provision to the contrary herein, so long as a Note in the form of a Global Note remains outstanding and is held by or on behalf of the CSK, transfers of such a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.01(c), Section 2.06(a) and this Section 2.06(b); provided that a beneficial interest in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the restricted Note legend on the Note, if any. (i) Except for transfers or exchanges made in accordance with any of clauses (ii) through (iii) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the CSK or to a successor of the CSK or such successor’s nominee. (ii) Restricted Global Note to Regulation S Global Note. If the Holder of a beneficial interest in a Restricted Global Note at any time wishes to exchange its interest in such Restricted Global Note for an interest in a Regulation S Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer or exchange may be effected, only in accordance with this clause (ii) and the rules and procedures of Euroclear and Clearstream. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in a Regulation S Global Note in a specified principal amount and to cause to be debited an interest in a Restricted Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit B attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and (x) pursuant to and in accordance with Regulation S or (y) that the Note being transferred is being transferred in a transaction permitted by Rule 144, then the Registrar shall reduce or cause to be reduced the principal amount of such Restricted Global Note and the CSK shall increase or cause to be increased the principal amount of such Regulation S Global Note by the aggregate principal amount of the interest in such Restricted Global Note to be exchanged.

38 (iii) Regulation S Global Note to Restricted Global Note. If the Holder of a beneficial interest in a Regulation S Global Note (other than a Holder that is an Affiliate of the Company) at any time wishes to transfer such interest to a Person who wishes to exchange its interest in such Regulation S Global Note for an interest in a Restricted Global Note, or to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected only in accordance with this clause (iii) and the rules and procedures of Euroclear and Clearstream. Upon receipt by the Registrar from the Transfer Agent of (A) instructions directing the Registrar to credit or cause to be credited an interest in the Restricted Global Note in a specified principal amount and to cause to be debited an interest in the Regulation S Global Note in such specified principal amount, and (B) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and stating that (x) the Person transferring such interest reasonably believes that the Person acquiring such interest is a QIB and is obtaining such interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or (y) that the Person transferring such interest is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act and, in such circumstances, such Opinion of Counsel as the Issuers or the Trustee may reasonably request to ensure that the requested transfer or exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall reduce or cause to be reduced the principal amount of the Regulation S Global Note and the CSK shall increase or cause to be increased the principal amount of the Restricted Global Note by the aggregate principal amount of the interest in the Regulation S Global Note to be exchanged or transferred. (c) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Notes so issued shall bear the restricted Notes legends, and a request to remove such restricted Notes legends from Notes shall not be honored unless there is delivered to the Issuers such satisfactory evidence, which may include an Opinion of Counsel from counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuers, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuers, shall authenticate and deliver Notes that do not bear the legend. (d) None of the Trustee, the Registrar or the Transfer Agent shall have responsibility for any actions taken or not taken by Euroclear or Clearstream, as the case may be. (e) In the case of the issuance of certificated Notes pursuant to Section 2.10, the Holder of a certificated Note may transfer such Note by surrendering it to the Registrar or a co-Registrar. In the event of a partial transfer or a partial redemption of a holding of certificated Notes represented by one certificated Note, a certificated Note shall be issued

39 to the transferee in respect of the part transferred, and a new certificated Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the Holder, as applicable; provided that only certificated Notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof shall be issued. The Issuers shall bear the cost of preparing, printing, packaging and delivering the certificated Notes. (f) The Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, Additional Amounts, if any, and interest on such Notes and for all other purposes under the Indenture, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary. (g) All certifications, certificates and Opinions of Counsel required to be submitted to the Company, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted electronically to the Trustee. Section 2.07. Replacement Notes. If any mutilated certificated Note is surrendered to the Registrar, the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate, or cause the Authentication Agent to authenticate, a replacement Note in exchange and substitution for, and in such form as the Note mutilated, lost, destroyed or wrongfully taken if the Holder satisfies any other requirements of the Issuers and the Trustee. If required by the Trustee, such Registrar or the Issuers, such Holder shall furnish an indemnity bond or other indemnity sufficient in the judgment of the Issuers, such Registrar and the Trustee to protect the Issuers, the Trustee and the Agents, from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note, including fees and expenses of counsel and any tax that may be imposed in replacing such Note. Every replacement Note issued pursuant to this Section 2.07 shall be an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen certificated Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Issuers pursuant to the provisions herein, the Issuers in their discretion may, instead of issuing a new certificated Note, pay, redeem or purchase such certificated Note, as the case may be. Section 2.08. Outstanding Notes. The Notes outstanding at any time are all Notes authenticated and delivered by the Trustee or the Authentication Agent except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the

40 Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers hold the Note; however, Notes held by the Issuers or an Affiliate shall not be deemed to be outstanding for purposes of Section 2.09. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the Note that has been replaced is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Trustee or the Paying Agent (other than the Issuers, a Subsidiary of the Issuers or an Affiliate of any thereof) holds, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Trustee or Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) will be deemed no longer outstanding and interest on them will cease to accrue. Section 2.09. Notes Held by the Issuers. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuers or by an Affiliate of the Issuers shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only those Notes as to which the Trustee has received written notice that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not any of the Issuers or any of their Affiliates. Section 2.10. Certificated Notes. (a) A Global Note deposited with the Trustee, as custodian for the CSK, and registered in the name of the CSK or the nominee of the CSK for the accounts of designated agents holding on behalf of Euroclear or Clearstream pursuant to Section 2.01 shall be exchanged or transferred in whole to the beneficial owners thereof in the form of certificated Notes only if such transfer complies with Section 2.06 and if (i) Euroclear or Clearstream notifies the Issuers that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuers within 120 days or (ii) an Event of Default, or an event which after notice or lapse of time or both would be

41 an Event of Default, has occurred and is continuing with respect to the Notes and Euroclear or Clearstream shall have requested in writing (or a beneficial owner shall have requested in writing delivered through Euroclear or Clearstream) the issuance of certificated notes following such an occurrence. Notice of any such transfer shall be given by the Company in accordance with the provisions of Section 12.01(a). (b) Any Global Note that is exchangeable to the beneficial owners thereof in the form of certificated Notes pursuant to this Section 2.10 shall be surrendered by the CSK to the Transfer Agent to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon receipt of an Authentication Order, upon such transfer of each portion of such Global Note, an equal aggregate principal amount at maturity of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred or exchanged pursuant to this Section 2.10 shall be executed, authenticated and delivered only in registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof and registered in such names as the CSK shall direct. Subject to the foregoing, a Global Note is not exchangeable except for a Global Note of like denomination to be registered in the name of the CSK or the nominee of the CSK for the accounts of designated agents holding on behalf of Euroclear or Clearstream. In the event that a Global Note becomes exchangeable for certificated Notes, payment of principal, premium, if any, and interest on the certificated Notes shall be payable, and the transfer of the certificated Notes shall be registrable, at the office or agency of the Issuers maintained for such purposes in accordance with Section 2.03. Such certificated Notes shall bear the applicable legends set forth in Exhibit A hereto. (c) In the event of the occurrence of any of the events specified in Section 2.10(a), the Issuers shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons. (d) Neither the Issuers nor the Trustee, the Registrar or any Paying Agent shall be required to register the transfer or exchange of certificated Notes (i) for a period of 15 calendar days preceding (A) the record date for any payment of interest on the Notes, (B) any date fixed for redemption of the Notes or (C) the date fixed for selection of the Notes to be redeemed in part or (ii) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer. (e) In the event of the transfer of any certificated Note, the Company, the Trustee, the Registrar or any Paying Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents as described herein. The Company may require a Holder to pay any taxes and fees required by law and permitted herein and by the Notes. Section 2.11. Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar, Transfer Agent and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, cancellation or

42 payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else shall cancel (subject to the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and dispose of such cancelled Notes in its customary manner and subject to the record retention requirement of the Exchange Act. Except as otherwise provided in this Indenture, the Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. For so long as the Notes are admitted to trading on the Exchange and the rules and regulations of the Authority so require, the Issuers will promptly inform the Exchange of any such cancellation to the extent and in the manner permitted by such rules and regulations. Section 2.12. Defaulted Interest. (a) Any interest on any Note that is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (all such interest herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at its election in each case, as provided in clauses (b) or (c) below. (b) The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee as soon as practicable in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. In addition, the Issuers shall fix, or cause to be fixed, a special record date and payment date for the payment of such Defaulted Interest, such date to be not more than 15 days and not less than 10 days prior to the proposed payment date and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment date. The Issuers shall promptly but, in any event, not less than 15 days prior to the special record date, notify the Trustee of such special record date and, the Issuers (or, upon written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall cause notice of the proposed payment date of such Defaulted Interest, the special record date therefor and the amount of the Defaulted Interest to be paid to be mailed first-class, postage prepaid to each Holder as such Holder’s address appears in the Security Register or posted with Euroclear and/or Clearstream in accordance with their rules and procedures, not less than 10 days prior to such special record date. Notice of the proposed payment date of such Defaulted Interest and the special record date therefor having been so mailed or posted with Euroclear and/or Clearstream in accordance with their rules and procedures, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.

43 (c) The Issuers may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment date pursuant to this Section 2.12, such manner of payment shall be deemed reasonably practicable. (d) Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. (e) For so long as the Notes are admitted to trading on the Exchange and the rules and regulations of the Authority so require, the Issuers will promptly inform the Exchange of any such special record date to the extent and in the manner permitted by such rules and regulations. Section 2.13. Computation of Interest. Interest on the Notes shall be computed on an ACTUAL/ACTUAL (ICMA) day count convention basis, as defined in the rulebook of the International Capital Market Association. Section 2.14. ISIN and Common Code Numbers. The Issuers, in issuing the Notes, may use ISIN and Common Code numbers (if then generally in use), and, if so, such ISIN and Common Code numbers, as appropriate, shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is made as to the correctness or accuracy of such numbers or codes either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the ISIN or Common Code numbers. Section 2.15. Issuance of Additional Notes. The Issuers may, subject to compliance with Section 4.08, issue Additional Notes under this Indenture in accordance with the procedures of Section 2.02. Any Additional Notes that the Issuers issue in the future will be identical in all respects to the Initial Notes, except that Additional Notes may have different issuance prices, redemption dates and prices, currencies and issuance dates. With respect to any Additional Notes, the Issuers shall set forth in an Officer’s Certificate, to be delivered to the Trustee, the following information: (1) the title of such Additional Notes;

44 (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; (3) the date or dates on which such Additional Notes will be issued and will mature; (4) the rate or rates (which may be fixed or floating) at which such Additional Notes shall bear interest and, with respect to Additional Notes with floating interest, the interest rate basis, formula or other method of determining such interest rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable and the basis upon which such interest will be calculated; (5) the currency or currencies in which such Additional Notes shall be denominated and the currency in which cash or government obligations in connection with such series of Additional Notes may be payable; (6) the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part; (7) in the case of Additional Notes with a floating interest date, the date or dates and price or prices at which, the period or periods within which, and the terms and conditions upon which, such Additional Notes may be redeemed, in whole or in part; (8) if other than in denominations of €100,000 and in integral multiples of €1,000 in excess thereof, the denominations in which such Additional Notes shall be issued and redeemed; and (9) the ISIN, CUSIP, Common Code or other securities identification numbers with respect to such Additional Notes. Unless the context otherwise requires, for all purposes of this Indenture, references to “Notes” shall be deemed to include references to the Notes and shall be deemed to include the Notes initially issued on the Issue Date as well as any Additional Notes. Additional Notes shall be treated, along with all other Notes, as a single class for the purposes of this Indenture, including, without limitation, with respect to waivers, amendments and all other matters which are not specifically distinguished for such series; provided, however, that Additional Notes that are not fungible with the Notes of a series for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the Notes of that series. Additional Notes may also be designated to be of the same series as the Initial Notes, but only if they have terms substantially identical in all material respects to such Initial Notes. In connection with any request to authenticate Additional Notes the Trustee shall receive an Opinion of Counsel which confirms that all conditions precedent to the authentication of such Notes

45 have been satisfied and that the Notes constitute the legal, valid and binding obligations of the Issuers. Section 2.16. Deposits of Money. Prior to 10:00 a.m. (London time) one Business Day prior to each interest payment date, the Maturity Date and each payment date relating to a Change of Control Offer, and on the Business Day immediately following any acceleration of such Notes pursuant to Section 7.02, the Issuers shall deposit with the relevant Paying Agent in immediately available funds money in euros sufficient to make cash payments, if any, due on such day or date, as the case may be. Subject to actual receipt of such funds as provided by this Section 2.16 by the designated Paying Agent, such Paying Agent shall make payments on the Notes to the Holders on such day or date, as the case may be, in accordance with the provisions of this Indenture and the Notes; provided that no Paying Agent shall be obliged to make payments to Holders until such time as it has received funds or been able to identify or confirm receipt of funds. The principal and interest on Global Notes shall be payable to the CSK or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the applicable Paying Agent. The Issuers shall promptly notify the Trustee and the Paying Agent of its failure to so act. Section 2.17. Agents’ Interest. (a) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several. Each Agent shall only be obligated to perform the duties set forth in this Indenture and the Notes and shall have no implied duties. (b) No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust for, or with, any other Person other than the Issuers. (c) The Issuers and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to each of the Issuers and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. (d) Other than as set forth in clause (c) above, the Agents shall act solely as agents of the Issuers and in no event shall be agents of the Holders. (e) Any obligation the Agents may have to publish a notice to Holders on behalf of the Issuers shall have been met upon delivery of the notice to the relevant clearing system. (f) The Issuers shall provide the Agents with a certified list of authorized signatories.

46 (g) The rights, privileges, protections, immunities and benefits under the Indenture given to the Trustee, including, without limitation, all of its rights, privileges, protections, immunities and benefits under Article 8 and its right to be indemnified, are extended to, and shall be enforceable by, each Agent appointed hereunder and to each agent, custodian and other Person employed to act hereunder. (h) Notwithstanding any provision in this Indenture to the contrary, in no event shall any Agent under the Indenture be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, epidemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, or the unavailability of the federal Reserve Bank wire or telex or other wire communication facility and other causes beyond its control whether or not of the same class or kind as specifically named above. Section 2.18. Additional Responsibilities of the Paying Agent regarding Notes issued under the New Safekeeping Structure. (a) The Paying Agent will inform the Clearing Systems (through the Common Service Provider) appointed by the Clearing Systems to service the Notes issued in the form of Global Notes under the New Safekeeping Structure of the initial issue outstanding amount (“IOA”) of such Notes on or prior to the closing date applicable to such Notes. (b) If any event occurs that requires a markup or markdown of the records that the Clearing Systems hold for their customers to reflect such customers’ interest in any Note issued in the form of a Global Note under the New Safekeeping Structure, the Paying Agent will promptly provide details of the amount of such markup or markdown, together with a description of the event that requires it, to the Clearing Systems (through the Common Service Provider). (c) The Paying Agent will, prior to each payment on any Note issued in the form of a Global Note under the New Safekeeping Structure, compare its records of the IOA of any such Note with the information received from the Clearing Systems (through the Common Service Provider) with respect to the records reflecting the IOA maintained by the Clearing Systems for such Note and will promptly inform the Clearing Systems (through the Common Service Provider) of any discrepancies. (d) The Paying Agent will promptly assist the Clearing Systems (through the Common Service Provider) in resolving any discrepancy identified in the records reflecting the IOA of any Note issued in the form of a Global Note under the New Safekeeping Structure.

47 (e) The Paying Agent will promptly provide to the Clearing Systems (through the Common Service Provider) details of all amounts paid under any Note issued in the form of a Global Note under the New Safekeeping Structure (or, where such Note provides for delivery of assets other than cash, of the assets so delivered). (f) The Paying Agent will promptly provide to the Clearing Systems (through the Common Service Provider) notice of any changes to any Global Note issued under the New Safekeeping Structure known to the Paying Agent that will affect the amount of, or date for, any payment due under such Global Note issued under the New Safekeeping Structure. (g) The Paying Agent will promptly provide to the Clearing Systems (through the Common Service Provider) copies of all notices in its possession that are given by or on behalf of the Company to the Holders of any Note issued in the form of a Global Note under the New Safekeeping Structure. (h) The Paying Agent will promptly pass on to the Company all communications it receives from the Clearing Systems directly or through the Common Service Provider relating to any Global Note issued under the New Safekeeping Structure. Any such notice shall be deemed to have been conclusively given by being sent to the Company in accordance with Section 14.02. (i) The Paying Agent will promptly notify the Clearing Systems (through the Common Service Provider) of any failure by the Company to make any payment or delivery due under any issuance of Notes issued in the form of Global Notes under the New Safekeeping Structure when due. (j) Notwithstanding anything to the contrary contained herein, the Paying Agent shall perform its duties under this Section 2.18 in accordance with the applicable procedures agreed between the Paying Agent and the Clearing Systems. ARTICLE 3 REDEMPTION Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Sections 5 and 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Trustee at least 15 days (unless the Trustee consents to a shorter period) prior to the date such notice of redemption is to be sent to Holders, together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed. Section 3.02. Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 of the Notes, selection of the Notes to be redeemed will be made in accordance with the applicable procedures of Euroclear and/or Clearstream; provided that no Notes of less than €100,000 in original principal amount shall be redeemed in part.

48 Section 3.03. Notice of Redemption. Except as otherwise provided in Section 5 or 6 of the Notes, at least 10 days but not more than 60 days before a Redemption Date, the Company shall deliver a notice of redemption electronically or by first class mail (or otherwise in accordance with applicable procedures of Euroclear and/or Clearstream), postage prepaid (or in the case of Notes held in book-entry form, by electronic transmission), to each Holder (with copy to the Trustee) whose Notes (or in the case of Global Notes, by electronic submission to Euroclear and/or Clearstream) are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 9.01 may be more than 60 days before such Redemption Date). At the Company’s written request and expense, the Trustee shall forward the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company shall have prepared and provided to the Trustee the form of such notice, in each case on a timely basis. Each notice for redemption shall identify the Notes (including the common code or ISIN number) to be redeemed and shall state: (a) the Redemption Date; (b) the Redemption Price, or the appropriate calculation thereof, and the amount of accrued interest, if any, to be paid; provided that if the notice does not include the Redemption Price, the actual Redemption Price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days (unless a shorter period is satisfactory to the Trustee) prior to the Redemption Date; (c) the name and address of the Paying Agent; (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any; (e) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed; (f) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued; (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; (h) the Section of the Notes or this Indenture, as applicable, pursuant to which the Notes are to be redeemed; and (i) if applicable, any condition to such redemption.

49 The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. In connection with Global Notes, posting the notice of redemption with Euroclear and/or Clearstream shall be conclusively presumed to have satisfied the notice requirement to the Holder of any Note. Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date shall be set by the Company in accordance with applicable procedures of Euroclear and/or Clearstream, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Company shall calculate the redemption price in connection with any redemption, and the Trustee shall have no duty to calculate or verify any such calculation. Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 or posted with Euroclear and/or Clearstream, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (plus accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Company shall have not complied with its obligations pursuant to Section 3.05. Section 3.05. Deposit of Redemption Price. On or before 10:00 a.m. London time on the Business Day before Redemption Date, the Company shall deposit with the Paying Agent, in immediately available funds, money in euros sufficient to pay the Redemption Price plus accrued and unpaid interest and Additional Amounts, if any, of all Notes to be redeemed on that date. If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, and Additional Amounts, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

50 Section 3.06. Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. ARTICLE 4 COVENANTS OF THE COMPANY Section 4.01. Payment of Notes. The Issuers shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date, by 10:00 a.m. London time, money in euros designated for and sufficient to pay the installment. Interest on the Notes shall be computed on an ACTUAL/ACTUAL (ICMA) day count convention basis, as defined in the rulebook of the International Capital Market Association. The Issuers shall pay interest on overdue principal (including, without limitation, post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes. Section 4.02. [Reserved]. Section 4.03. Corporate Existence. Except as otherwise permitted by Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Significant Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any Significant Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, or that the loss thereof is not adverse in any material respect to the Holders of the Notes; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Section 6.01. Section 4.04. Payment of Taxes. The Company shall, and shall cause each of its Significant Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Significant Subsidiaries or upon the income, profits or property of the Company or any of its Significant Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of the Company or any of its Significant Subsidiaries; provided, however, that the Company and its Significant Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any

51 such tax, assessment, charge or claim (x) whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made or (y) where the failure to do so is not adverse in any material respect the Holders of the Notes. Section 4.05. Compliance Certificate; Notice of Default. (a) The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year, commencing with the fiscal year ending December 25, 2026, an Officer’s Certificate stating that a review of the activities of the Issuers has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations and all conditions and covenants under this Indenture and further stating, as to such Officer signing such certificate, that to the best of such Officer’s knowledge, the Issuers during such preceding fiscal year have kept, observed, performed and fulfilled each and every such condition and covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Company is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes the fiscal year end. (b) The Company shall deliver to the Trustee promptly and in any event within ten Business Days after the Company becomes aware of the occurrence of any Default (including payment defaults) an Officer’s Certificate specifying the Default, its status and what action, if any, the Company is taking or proposes to take with respect thereto. Section 4.06. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. Section 4.07. Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Issuers to repurchase all or any part of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of those Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of purchase (the “Change of Control Payment”).

52 (b) Within 30 days following any Change of Control Triggering Event, unless the Issuers have delivered a redemption notice with respect to all the outstanding Notes in accordance with Section 5 of the Notes, the Company shall deliver a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to purchase the Notes on a specified date (the “Change of Control Offer”), which date shall be a Business Day no earlier than 30 days nor later than 60 days from the date the notice is delivered (the “Change of Control Payment Date”). (c) Upon the commencement of a Change of Control Offer, the Issuers shall send, by first class mail or electronic transmission, a notice to the Trustee and to each Holder at its registered address or post such notice with Euroclear and/or Clearstream in accordance with their rules and procedures. The notice shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Change of Control Offer. Any Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state: (i) that the Change of Control Offer is being made pursuant to this Section 4.07; (ii) the Change of Control Payment Date; (iii) that any Notes not tendered or accepted for payment shall continue to accrue interest; (iv) that, unless the Issuers default in making such payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on an after the Change of Control Payment Date; (v) that Holders electing to have any Notes purchased pursuant to any Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depository, if appointed by the Company, or the Paying Agent, at the address specified in the notice at least three days before the Change of Control Payment Date; (vi) that Holders shall be entitled to withdraw their election if the Issuers, the CSK or the Paying Agent, as the case may be, receive, not later than the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased (or in accordance with the applicable procedures of the CSK); and (vii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).

53 (d) On the Change of Control Payment Date, the Issuers shall, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and (ii) deliver or cause to be delivered to the Trustee or Paying Agent, on its behalf, the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of the Notes being tendered and purchased by the Issuers. (e) The Paying Agent shall as soon as reasonably practicable deliver to each Holder of Notes properly tendered the Change of Control Payment for those Notes, and the Trustee shall as soon as reasonably practicable authenticate and deliver, or cause to be transferred by book-entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. (f) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party offers to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer by the Issuers and that third party purchases all Notes validly tendered to it in response to that offer. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. (g) The Issuers shall cause the Change of Control Offer to remain open for at least 20 Business Days or for such longer period as may be required by law. The Issuers shall comply, and shall cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Issuers will not be deemed to have breached their obligations under this Section 4.07 by virtue of complying with such laws or regulations. (h) For so long as the Notes are admitted to trading on the Exchange and the rules and regulations of the Authority so require, the Issuers will publish a public announcement with respect to the results of any Change of Control Offer to the extent and in the manner permitted by such rules and regulations. In addition, for so long as the Notes are represented by Global Notes, such notices to Holders may be delivered by or on behalf of the Issuer to Euroclear and Clearstream.

54 Section 4.08. Limitation on Liens. (a) The Company shall not, and shall not permit any Significant Subsidiary to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the Issue Date or thereafter acquired, unless it has made or shall make effective provision whereby the Notes shall be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any Significant Subsidiary secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt shall be subordinated and junior to the Lien securing the Notes, with the same relative priority as such Debt has with respect to the Notes. (b) For purposes of determining compliance with this Section 4.08: (i) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) as defined hereof or pursuant to Section 4.08(a) but may be permitted in part under any combination thereof; and (ii) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) as described in the definition of “Permitted Liens” or pursuant to Section 4.08(a), the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this Section 4.08(a) and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) as described in the definition of “Permitted Liens” or pursuant to Section 4.08(a) and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.08(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other clause or paragraph. (c) With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt.”

55 Section 4.09. Limitations on Sale and Leaseback Transactions. (a) The Company shall not, and shall not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either: (i) the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under Section 4.08 to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or (ii) within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with the Notes or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary. This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries. Section 4.10. [Reserved]. Section 4.11. Reports of the Company. (a) If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall provide to the Trustee and, upon request, Holders the reports which the Company is required to file with the Commission pursuant to such Section 13(a) or 15(d), or any successor provision thereto, such documents to be provided to the Trustee and Holders within 15 days after the respective dates by which the Company is required to file such documents with the Commission (after giving effect to all applicable grace periods under the Exchange Act and the rules, regulations and orders of the Commission thereunder); provided that any such reports and documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) or made publicly available on the Company’s website shall be deemed to have been delivered to the Trustee and the Holders for purposes of the foregoing requirements. If the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall provide the Trustee and the Holders with the financial statements which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, as if the Company were so required,

56 such documents to be provided to the Trustee and Holders within 15 days after the respective dates by which the Company would have been required to file such documents with the Commission if the Issuer were so required (after giving effect to all applicable grace periods under the Exchange Act and the rules, regulations and orders of the Commission thereunder). (b) In addition, for so long as any Notes are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (i) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which Holders of Notes, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the Notes (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs (the “Required Information”) is posted; or (ii) distribute via electronic mail the Required Information to beneficial owners of the Notes and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the information and reports described in Section 4.11(a) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The Company shall either ensure the Trustee has access to such reports and any other Required Information on the website, or provide Trustee copies of such reports and any other Required Information. The Trustee shall have no responsibility whatsoever to determine whether any reports or Required Information have been posted to or filed on any website. (c) The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of the above reports and the reports required by Section 5.01 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate of the Company) or any other agreement or document. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Issuers’ compliance or non-compliance with any covenants in the Indenture or Notes, including with respect to any reports or other documents posted on any website or filed with the Commission, or participate in any conference calls. (d) For so long as any Notes remain outstanding, the Issuers shall furnish to Holders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (e) The Company’s obligations pursuant to this Section 4.11 may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (any such entity, a “Parent Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

57 (i) the Parent Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of the Company; and (ii) Parent Reporting Entity makes the reports and financial information referred to in Section 4.11(e)(i) above available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in Section 4.11(e)(i) above, except that such reports and financial information may be with respect to Parent Reporting Entity instead of the Company; provided that, if the Parent Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the required financial statements of Parent Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Parent Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of Section 4.11(a) shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to noncompliance during any Reporting Suspension Period with the requirements of Section 4.11(a). Section 4.12. Measuring Compliance. (a) With respect to: (i) whether any Lien is permitted to be Incurred in compliance with this Indenture; (ii) any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and (iii) whether any condition precedent to the Incurrence of Liens is satisfied, at the option of the Issuers, any of their Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Capital Stock or Preferred Stock (any such date, the “Transaction Date”)

58 may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.” (b) For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing: (i) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of this Indenture or the Notes; (ii) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics; (iii) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and (iv) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under this Indenture. Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income,

59 Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation). The Trustee shall have no responsibility whatsoever with respect to the selection of a Transaction Date as the applicable determination date or any covenant or any similar concept and is entitled to conclusively rely on an Officer’s Certificate confirming compliance with this Indenture covenants without any duty of inquiry. ARTICLE 5 [RESERVED.] ARTICLE 6 SUCCESSOR CORPORATION Section 6.01. Mergers, Consolidations, Etc. (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, determined on a consolidated basis, to another Person unless: (i) either (A) the Company is the Surviving Person; or (B) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, shall be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay such Additional Amounts as set forth under Section 11.01 (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, the Co-Issuer shall be a co-obligor on the Notes or the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on the Notes;

60 (ii) such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture; (iii) no Event of Default shall have occurred and be continuing; and (iv) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding this Section 6.01(a), (A) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (B) the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits. In the event of any transaction (other than a lease) referred to in and complying with the conditions listed in Section 6.01(a)(i) in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, that Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company shall be discharged from its obligations under this Indenture and the Notes. ARTICLE 7 DEFAULT AND REMEDIES Section 7.01. Events of Default. Each of the following is an “Event of Default”: (a) the failure to pay interest on the Notes when that interest becomes due and payable and the Default continues for 30 days; (b) the failure to pay principal of, or any premium, if any, on the Notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise; (c) the failure to comply with Section 6.01;

61 (d) failure by the Issuers or any Restricted Subsidiary of the Company to observe or perform (a) the provisions described under Section 4.11, which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b)any other covenant or agreement contained in the Notes or this Indenture, which failure continues for a period of 60 days after the Company receives a written notice specifying the Default from the Trustee or Holders of at least 30% in outstanding aggregate principal amount of Notes; (e) failure to pay any Debt of an Issuer or any Significant Subsidiary of the Company within any applicable grace period after final maturity or acceleration by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds US$125.0 million; (f) failure by the Company or any Significant Subsidiary of the Company to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of US$125.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non- appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect; (g) an Issuer or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its assets, or (iv) makes a general assignment for the benefit of its creditors; (v) or takes any comparable action under foreign laws relating to insolvency; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against an Issuer or any Significant Subsidiary of the Company as debtor in an involuntary case, (ii) appoints a custodian of an Issuer or any Significant Subsidiary of the Company, or

62 (iii) orders the liquidation of an Issuer or any Significant Subsidiary of the Company, or (iv) any similar relief is granted under any foreign laws, or takes any comparable action under any foreign law relating to insolvency; and the order, decree or similar relief remains unstayed and in effect for 60 days. Section 7.02. Acceleration. (a) If any Event of Default (other than those of the type in clause (g) of Section 7.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 30% in outstanding aggregate principal amount of then outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable. (b) If an Event of Default of the type referred to in clause (g) of Section 7.01 relating to the Company occurs and is continuing, then such amount with respect to all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. (c) Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind any acceleration and its consequences with respect to the Notes; provided (i) such rescission would not conflict with any judgment of a court of competent jurisdiction and (ii) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel have been paid. (d) The trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a written notice of default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture and states that it is a notice of default. (e) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (e) of Section 7.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (e) of Section 7.01 shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. (f) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such

63 Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.11 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Section 7.03. Other Remedies. If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. Section 7.04. Waiver of Past Defaults. Subject to Sections 2.09, 7.07 and 10.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences (including any resulting non-payment Default or Event of Default), except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on, any Note held by a non-consenting Holder that did not result from a non-payment Default or Event of Default. The Company shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases. Section 7.05. Control by Majority. The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 8.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee has no duty to determine if any directed action is prejudicial to any Holder), or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification and/or security (including pre-

64 funding) satisfactory to it against any loss or expense caused by taking such action or following such direction. Section 7.06. Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee: (a) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding; (b) has been offered indemnity and/or security (including pre-funding) satisfactory to it in its reasonable judgment; and (c) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder (it being understood that the Trustee has no duty to determine whether any direction is unduly prejudicial to any Holder of a Note). Section 7.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder. Section 7.08. Collection Suit by Trustee. If a Default in payment of principal or interest specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Section 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property

65 payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, indemnities, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable. Section 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order: First: to the Trustee and the Agents for any and all amounts due under Section 8.07 and this Indenture; Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and Fourth: to the Issuers as their respective interests may appear. The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10. Section 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes. ARTICLE 8 TRUSTEE Section 8.01. Duties of Trustee.

66 (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use or exercise the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. (b) Except during the continuance of a Default: (i) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee. (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) This paragraph does not limit the effect of Section 8.01(b). (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts. (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05. (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security (including pre-funding) is not assured to it. (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.01 and Section 8.02.

67 (f) The Trustee shall not be liable for the investment of or for interest on any money received by it or for any loss which may result from any investment or sale of investment, except as the Trustee may agree in writing with the Issuers. Money held for the benefit of the Holders by the Trustee need not be segregated from other funds except to the extent required by law. (g) In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee. Section 8.02. Rights of Trustee. Subject to Section 8.01: (a) The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, judgment, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 14.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture. (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee indemnity and/or security (including pre-funding) satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as

68 it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers. (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties. (j) Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4; provided that, in the case of Section 4.05, the Trustee may rely upon the Officer’s Certificates described in that section. In addition, the Trustee shall not be deemed to have any notice of or knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture states that it is a “Notice of Default”. (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent appointed hereunder and to each agent, custodian and other Person employed to act hereunder. (l) Notwithstanding any provision in this Indenture to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, epidemics, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, or the unavailability of the federal Reserve Bank wire or telex or other wire communication facility and other causes beyond its control whether or not of the same class or kind as specifically named above. (m) The Trustee may at any time request that any of the Issuers deliver an Officer’s Certificate setting forth the specimen signatures and the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded. (n) In no event shall the Trustee be responsible or liable for special, indirect, incidental, consequential or punitive loss or damage of any kind whatsoever (including,

69 but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (o) Any action to be taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes, and upon Notes executed and delivered in exchange therefor or in place thereof. (p) Under no circumstances shall the Trustee be liable, in its individual capacity or in any capacity hereunder, for the obligations evidenced by the Notes. (q) The Issuers will be responsible for making calculations called for under the Notes, including, but not limited to, determination of redemption price, premium, if any, and any other amounts payable on the Notes. The Issuers will make the calculations in good faith and, absent manifest error, their calculations will be final and binding on the Holders of the Notes. The Issuers will provide a schedule of their calculations to the Trustee, upon request, when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Issuers as to the payment of any taxes or assessments, or to require any such payment to be made. (r) The Trustee shall not be required to do anything illegal or contrary to the laws of the State of New York, the laws of England and Wales, or any other applicable law or regulation. Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11. Section 8.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes (including, without limitation, the Offering Memorandum) or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations whatsoever with respect to the effectiveness or adequacy of this Indenture or the Notes or the Offering Memorandum. Section 8.05. Notice of Default. If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder or post with Euroclear and/or Clearstream in accordance with their rules and procedures notice of the uncured Default within 30 days after receipt of written notice that such Default has occurred. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer, or a

70 Default in complying with the provisions of Article 6, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Section 8.06. Reports by Trustee to Holders. Effective only after qualification under the Trust Indenture Act and within 60 days after each April 1, beginning with April 1, 2027, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d). A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with each securities exchange, if any, on which the Notes are listed. The Issuers shall notify the Trustee in writing if the Notes become listed on any securities exchange or of any delisting thereof and effective only after qualification under the Trust Indenture Act and the Trustee shall comply with Trust Indenture Act § 313(d). Section 8.07. Compensation and Indemnity. Each of the Issuers shall, jointly and severally, pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including, without limitation, reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable order). Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel, as well as any costs or charges incurred by the Trustee in carrying out instructions to clear and/or settle transfers of securities under this Indenture (including cash penalty charges that may be incurred under Article 7 of the Central Securities Depositaries Regulation (EU) No 909/2014 if a settlement fail occurs due to the Issuers’ failure to deliver any required securities or cash or other action or omission). Each of the Issuers shall, jointly and severally, indemnify each of the Trustee and any predecessor Trustee and each of its officers, directors, employees or agents for, and hold them harmless from and against, any and all loss, damage, claims (whether involving the Issuers, Holders or any other Person) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by it except for such actions to the extent caused by any gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable order), arising out of or in connection with the acceptance or administration of this trust or exercise of its rights, powers or duties (including the reasonable fees and expenses of counsel) including, without limitation, the

71 reasonable costs and expenses of defending itself against or investigating any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder (including, without limitation, the costs and expenses of enforcing this Section 8.07 or any provision under this Indenture). The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity and/or security (including pre-funding). Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend such claim and the Trustee shall provide reasonable cooperation in the defense. The Trustee and its agents subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their written consent (which consent shall not be unreasonably withheld). The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence or willful misconduct which shall have been determined by a court of competent jurisdiction in a final and nonappealable order. To secure the Issuers’ payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held for the benefit of the Holders to pay principal and interest on particular Notes. When the Trustee incurs expenses or renders services after a Default specified in Section 7.01(g) or (h) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law. Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 8.07 shall survive the satisfaction and discharge of this Indenture, payment of the Notes, resignation or removal of the Trustee or the appointment of a successor Trustee or any termination under any Bankruptcy Law. Section 8.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee upon 30 days’ prior notice in writing and may appoint a successor Trustee. The Issuers may remove the Trustee if: (a) the Trustee fails to comply with Section 8.10; (b) the Trustee is adjudged a bankrupt or an insolvent; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

72 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07 and under this Indenture, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder or post such notice with Euroclear and/or Clearstream in accordance with their rules and procedures. If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuers. If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee and survive its resignation. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Issuers’ obligations under Section 8.07 shall continue for the benefit of the retiring Trustee. Section 8.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article 8. Section 8.10. Eligibility; Disqualification. Effective only after qualification of this Indenture under the Trust Indenture Act, this Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least US$150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuers and any other obligor of the Notes.

73 Section 8.11. Preferential Collection of Claims Against the Issuers. Effective only after qualification under the Trust Indenture Act, the Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated. ARTICLE 9 DISCHARGE OF INDENTURE; DEFEASANCE Section 9.01. Satisfaction and Discharge. The Company may discharge this Indenture such that it shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes as to all outstanding Notes and the rights and indemnities of the Trustee when: (a) either (i) all the Notes previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited for the benefit of the Holders or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or (ii) all Notes not previously delivered to the Trustee for cancellation (A) have become due and payable, or (B) shall become due and payable at their maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in the case of (ii)(A), (B) or (C), the Company has deposited or caused to be deposited with the Trustee as funds solely for the benefit of the Holders, money in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation for principal, interest, premium, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Maturity Date or Redemption Date, as the case may be; (b) the Company has paid or caused to be paid all other sums payable by the Issuers under this Indenture (including all amounts due and owing to the Trustee); and (c) the Company delivers to the Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

74 Section 9.02. Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option and at any time, elect to terminate all of the Issuer’s obligations with respect to the then outstanding Notes and this Indenture (“legal defeasance”), except for: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on those Notes when these payments are due from the defeasance deposit referred to below; (ii) the Issuers’ obligations with respect to the issuance of temporary Notes, the registration of Notes, the status of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Issuers’ obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and (iv) the Issuers’ obligations under the defeasance provisions contained in this Indenture. (b) In addition, the Company may, at its option and at any time, elect to release the Issuer’s obligations under any covenant described in Section 4.05 and Sections 4.07 through 4.12 (“covenant defeasance”) and thereafter any failure by the Company or its Restricted Subsidiaries to comply with such Sections shall not constitute a Default or an Event of Default with respect to the Notes. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under Section 7.01 will no longer constitute Events of Default with respect to the Notes. (c) If the Company exercises legal defeasance, payment of the Notes may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to any entity other than the Company), (d), (e), (f), (g) (with respect only to Significant Subsidiaries), (h) (with respect only to Significant Subsidiaries) or (i) in Section 7.01. The Company may exercise its legal defeasance option notwithstanding its prior exercise of covenant defeasance. Section 9.03. Conditions to Legal Defeasance or Covenant Defeasance. In order to exercise either legal defeasance or covenant defeasance: (a) the Company must irrevocably deposit with the Trustee (the “defeasance deposit”), for the benefit of the Holders, money sufficient to pay the principal, premium, if any, and interest on the outstanding Notes on the Maturity Date or on an available Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to the Maturity Date or to that Redemption Date;

75 (b) in the case of legal defeasance only, the Company must deliver to the Trustee an Opinion of Counsel confirming that: (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, and (iii) based on the ruling obtained under clause (i) or the change in tax law referred to under clause (ii), the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred; (c) in the case of covenant defeasance only, the Company must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; (d) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the Notes shall have occurred and be continuing on the date of such deposit; (e) in the case of legal defeasance only, the legal defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (f) in the case of legal defeasance only, the Company must deliver to the Trustee an Opinion of Counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights; (g) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and (h) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

76 Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a legal defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable on the Maturity Date within one year or (iii) as to which a redemption notice has been given calling the Notes for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. Section 9.04. Application of Trust Money. The Trustee or Paying Agent shall hold money deposited with it for the benefit of the Holders pursuant to this Article 9, and shall apply the deposited money in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said money, except as it may agree in writing with the Issuers. The Issuers shall pay and indemnify and hold harmless the Trustee against any tax, fee or other charge imposed on or assessed against the money deposited pursuant to Section 9.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ written request any money held by it as provided in Section 9.03 which, in the opinion of a firm of independent public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance. Section 9.05. Repayment to the Issuers. Subject to applicable escheat laws, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense and written request of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person. Section 9.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, and interest on, the Notes when due, the Issuers’ obligations under this Indenture, and the Notes shall

77 be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 9; provided that if the Issuers have made any payment of interest on, or principal of, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent. ARTICLE 10 AMENDMENTS, SUPPLEMENTS AND WAIVERS Section 10.01. Without Consent of Holders. (a) The Company and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder to: (i) cure any ambiguity, omission, defect or inconsistency; (ii) provide for the assumption by a successor entity of the obligations of an Issuer under this Indenture; (iii) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); (iv) comply with Section 6.01 and Articles 12 and 13; (v) secure the Notes; (vi) add to the covenants of the Issuers for the benefit of the Holders or surrender any right or power conferred upon the Issuers; (vii) make any other change that does not adversely affect the rights of any Holder in any material respect; (viii) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; (ix) evidence and provide for the acceptance of appointment by a successor trustee or a separate trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; (x) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; (xi) add a co-issuer or guarantor to the Notes; and

78 (xii) conform the text of this Indenture or the Notes to any provision of the Section entitled “Description of Notes” in the Offering Memorandum. provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 10.01. Section 10.02. With Consent of Holders. (a) Subject to Section 7.07, the Company and the Trustee, together, with the consent of the Holder or Holders of a majority in principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the notes), may amend or supplement this Indenture or the Notes without notice to any other Holders. Subject to Sections 7.04 and 7.07, the Holder or Holders of a majority in principal amount of the Notes may waive compliance with any provision of this Indenture or the Notes without notice to any other Holders. (b) Notwithstanding Section 10.02(a), without the consent of each Holder of an outstanding Note affected, no amendment or waiver may: (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase (other than with respect to the minimum notice period to Holders), or reduce the redemption or repurchase price for those Notes (except, in the case of repurchases, as would otherwise be permitted under clause (vii) of this Section 10.02(b)); (iv) make any Note payable in money other than that stated in the Note and this Indenture; (v) impair the contractual right of any Holder to receive payment of principal, premium, interest on that Holder’s Notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such Holder’s Notes; (vi) modify the provisions contained in this Indenture permitting Holders of a majority in principal amount of the Notes to waive a Default; (vii) after the Issuers’ obligation to purchase the Notes arises under this Indenture, amend, modify or change the obligation of the Issuers to make or consummate a Change of Control Offer or waive any default in the performance

79 of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer; or (viii) make any change to or modify the ranking of any such Note that would adversely affect the Holders of the Notes. (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof. (d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange. (e) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Issuers shall mail to the Holders affected thereby or post with Euroclear and/or Clearstream in accordance with their rules and procedures, a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail or post with Euroclear and/or Clearstream such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver Section 10.03. Compliance with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect. Section 10.04. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officer’s Certificate of the Company certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuers shall inform the Trustee in writing of the fixed record date if applicable.

80 After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change referred to in any of clauses (i) through (viii) of Section 10.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder. Section 10.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver. Section 10.06. Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 10; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate of the Company each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 10 is authorized or permitted by this Indenture, that all the conditions precedent to the execution and delivery of the amendment, supplement or waiver have been satisfied and, in the case of such opinion, that such amendment, supplement or waiver constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Officer’s Certificate and Opinion of Counsel shall be at the expense of the Issuers. ARTICLE 11 ADDITIONAL AMOUNTS Section 11.01. Additional Amounts. (a) All payments made by the Issuers in respect of the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority of the United States, the U.K. or other jurisdiction in which the Issuers or any paying agent of the Company is organized or engaged in business for tax purposes (any of the aforementioned being a “Taxing Jurisdiction”), unless Taxes are required to be withheld or deducted by law or by the interpretation or administration thereof. If Taxes are required to be withheld or deducted by a Taxing Authority within any Taxing Jurisdiction

81 from any payment made by the Issuers, then the Issuers shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction shall equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable with respect to: (i) any Taxes that would not have been so imposed, deducted or withheld but for the existence of any connection between the Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such Note, if the Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the relevant Taxing Jurisdiction), other than the mere receipt of such payment or the ownership or holding or enforcement of such Note; (ii) any Taxes imposed by reason of the Holder or beneficial owner of a Note being or having been: (A) a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization or a corporation that has accumulated earnings to avoid United States federal income tax; (B) a “10-percent shareholder” as defined in Section 871(h)(3) of the Code or any successor provision, of us; or (C) a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of Section 881(c)(3) of the Code or any successor provision; (iii) any estate, inheritance, gift, sales, value-added, excise, transfer or personal property Tax or similar Tax; (iv) any Taxes payable otherwise than by deduction or withholding from payments under or with respect to the Notes; (v) any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of a Note had (A) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (B) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder or beneficial owner of such Note or any payment on such Note (provided that such declaration of non-residence or other claim or filing for exemption or such compliance is

82 required by the applicable law, treaty, regulation, or official administrative practice of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes); (vi) any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); (vii) any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or (viii) any combination of items (i) through (vii) above. Notwithstanding any other provisions contained herein, each of the Issuers or any other person making payments on behalf of the Issuers shall be entitled to deduct and withhold as required, and shall not be required to pay, any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of any Note pursuant to Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between any of the Issuers or any other person and the United States or any jurisdiction implementing FATCA, or any law of any jurisdiction implementing an intergovernmental approach to FATCA. (b) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. In connection with the payment of any Additional Amounts the Company shall deliver an Officer’s Certificate stating the Additional Amount to be paid based on €1,000 in aggregate principal amount of Notes. ARTICLE 12 SUBSTITUTION OF THE COMPANY AS ISSUER Section 12.01. Substitution of the Company as Issuer. (a) Notwithstanding any other provision contained in this Indenture, the Company may, at its option and without the consent of any Holder of the Notes, be

83 substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or after the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of this Indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied: (i) the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company; (ii) such Substituted Company becomes a co-issuer or guarantor of the Notes pursuant to a supplemental indenture; (iii) immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing, and (iv) the Company delivers to the Trustee an Officer’s Certificate stating that such Substitution complies with this Indenture and that all conditions precedent in this Indenture relating to such Substitution have been satisfied. Subject to Section 12.01(b) below, after the Substitution, all references to the Company shall be deemed to refer to the Substituted Company if the Substitution is effectuated pursuant to clause (i) above, then the Company prior to the substitution shall become a Restricted Subsidiary. (b) In addition, the Company may, at its option and without the consent of any Holder of the Notes: (i) add one or more co-issuer(s) and/or guarantor(s) for purposes of this Indenture and the Notes; and/or (ii) designate, by execution of a supplemental indenture, any direct or indirect parent of the Company to become the “Company” for purposes of the covenants (and related definitions) in this Indenture (such parent entity, the “Designated Entity”); provided that the Designated Entity becomes a co-issuer or guarantor of the notes. After such designation, all references to the Company shall be deemed to refer to the Designated Entity.

84 ARTICLE 13 RELEASE OF PILGRIM’S EUROPE FINANCE PLC AS AN ISSUER Section 13.01. Release of the Co-Issuer as an Issuer. The Company may, at its option and without the consent of any Holder of the Notes, for purposes of this Indenture, (i) release the Co-Issuer as an issuer or (ii) substitute the Co-Issuer as a co-issuer with (a) any direct or indirect parent of the Company or (b) any subsidiary of JBS N.V.; provided, that the following conditions are satisfied: (i) in the event of a release, concurrently with such release, the Company or a Restricted Subsidiary of the Company is an issuer of the Notes and such issuer is a corporation (or the equivalent); (ii) immediately after giving effect to such release or substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such release complies with this Indenture and that all conditions precedent in this Indenture relating to such release have been satisfied. ARTICLE 14 MISCELLANEOUS Section 14.01. Trust Indenture Act Controls. Effective only after qualification under the Trust Indenture Act, if any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control. Section 14.02. Notices. Any notices or other communications required or permitted hereunder shall be in English and in writing, and shall be sufficiently given if made by hand delivery, by internationally recognized overnight courier service or registered or certified mail, postage prepaid, return receipt requested, addressed as follows: if to the Issuers: c/o Pilgrim’s Pride Corporation Attention: General Counsel 1770 Promontory Circle, Greeley, CO 80634 if to the Trustee: Citibank, N.A., London Branch Canada Square Canary Wharf

85 London E14 5LB United Kingdom Each of the Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made upon actual receipt thereof. Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed or shall be posted with Euroclear and/or Clearstream in accordance with their rules and procedures. Failure to mail or post with Euroclear and/or Clearstream in accordance with their rules and procedures a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice of any event to a Holder of a beneficial interest in a Global Note, such notice shall be sufficiently given if given to the CSK for such Note (or its designee) pursuant to the applicable procedures of such CSK, if any, prescribed for the giving of such notice, notwithstanding any reference to mailing of notices or any other provision of this Indenture. In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such e-mail; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties. Section 14.03. Communications by Holders with Other Holders. Effective only after qualification under the Trust Indenture Act, Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

86 Section 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee: (i) an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with. Section 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.05, shall include a statement to the following effect: (i) the Person making such certificate or opinion has read such covenants or condition precedent provided for in this Indenture relating to the proposed action; (ii) describing the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants or conditions precedent have been complied with or satisfied; and (iv) whether or not, in the opinion of each such Person, all conditions precedent or covenants have been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials. Section 14.06. Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions. Section 14.07. Judgment Currency. The Issuers, jointly and severally, agree to indemnify each of the Holders and the Trustee against any loss incurred by such Person as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than euros and as a result of any variation as between (a) the rate of exchange at which the euros amount is converted into the Judgment Currency for the purpose of such judgment or order, and (b) the rate of exchange at which such Holders or the Trustee is able to purchase euros with the amount of the Judgment Currency actually received by the Person. The foregoing indemnity and/or security (including pre-funding) shall constitute a separate and independent obligation of the Issuers shall continue in full

87 force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency. Section 14.08. Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period. Section 14.09. Governing Law; Submission to Jurisdiction; Waiver of Immunity. (a) This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. (b) By the execution and delivery of this Indenture, the Co-Issuer (i) acknowledges that it has designated and appointed the Company, with an office on the Issue Date at 1770 Promontory Circle, Greeley, Colorado 80634 (the “Authorized Agent”) (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture and the Notes that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York or brought under federal or state securities laws, and acknowledges that the Authorized Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, (iii) irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of, forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction and (iv) agrees that service of process upon the Authorized Agent and written notice of said service to the Co-Issuer in accordance with Section 14.02 shall be deemed in every respect effective service of process upon it, in any such suit or proceeding. The Co-Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect so long as any of the Notes shall be outstanding; provided that the Co-Issuer may and to the extent the Authorized Agent ceases to be able to be served on the basis contemplated herein shall, by written notice to the Trustee, designate such additional or alternative agent for service of process under this paragraph (b) that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is either (x) counsel for such Person or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York. (c) To the extent that the Co-Issuer has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) the U.K., any political

88 subdivision thereof or any other jurisdiction of any country or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Indenture, the Notes, or actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. Section 14.10. Waiver of Jury Trial. ALL PARTIES HERETO AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE NOTES) HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Section 14.11. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. Section 14.12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, member, manager or stockholder, as such, of an Issuer shall have any liability for any obligations of the Issuers under the Notes and this Indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy. Section 14.13. Successors. All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor. Section 14.14. Counterparts. This Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding Indenture between the parties. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, Indenture or document related to this Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State

89 Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the purposes of using an electronic signature, the Issuer authorizes each other party to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management. Section 14.15. Retention of Electronic Signed Documents. In the case of the delivery to Euroclear and Clearstream of any documentation signed by the Issuers electronically or received by Euroclear and Clearstream in electronic form only (including the Global Note representing the Notes), the Issuers will retain any supporting or other documentation or evidence in relation to the signing of such documentation (including any authentication details used to verify the identity of the person signing and any other electronic record or confirmation of the signing process) and, if requested by Euroclear and Clearstream, will promptly provide to the Agent or the Registrar such documentation or evidence for onward transmission to Euroclear and Clearstream. Section 14.16. Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture or the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law. Section 14.17. English Language. This Indenture has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications delivered or delivered pursuant to this Indenture (including any modifications or supplements hereto), shall be in the English language, or accompanied by a certified English translation thereof. Section 14.18. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. The terms of this Section 14.18 shall survive the satisfaction and discharge of this Indenture, payment of the Notes, resignation or removal of the Trustee or the appointment of a successor Trustee. Section 14.19. Notice of any Withholding or Deduction. (a) If any Issuer is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by Article 11, such Issuer shall give notice to the Paying Agent as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Paying Agent such information as the Paying Agent shall require to enable it to

90 comply with the requirement. The Issuer shall be entitled to re-direct or reorganize any such payment in any way that it sees fit in order that the payment may be made without such withholding or deduction provided that any such re-directed or reorganized payment is made through a recognised institution of international standing and such payment is otherwise made in accordance with this Indenture. The Issuer will promptly notify each Agent of any such redirection or reorganization. (b) Without prejudice to the prior paragraph, the Issuers shall notify each Agent in the event that they determine that any payment to be made by any Agent under the Notes is a payment which could be subject to FATCA withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuers’ obligation under this Section 14.19(b) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuers, the Notes, or both. (c) If any Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as specifically contemplated under this Indenture, other than arising under these subsections or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, it shall give notice of that fact to the Issuers and (if it is not the Paying Agent) the Paying Agent as soon as it becomes aware of the compulsion to withhold or deduct and give to the Issuers such information as it shall reasonably require. (d) If a Paying Agent other than the Trustee makes any payment in accordance with this Indenture: (i) it shall notify the Trustee in writing of the amount so paid by it and the Common Code or ISIN of each Note and outstanding amount of each Note in relation to which such payment was made; and (ii) the Trustee shall pay to such Paying Agent out of the funds received by it under the clause above by wire transfer in euro and in same day, freely transferable, cleared funds to such account with such bank as such Paying Agent has by notice to the Trustee specified for the purpose, an amount equal to the amount so paid by such Paying Agent. (e) Each party to this Indenture shall, upon receipt of a written request by another party to this Indenture, supply to that other party such forms, documentation and other information relating to it, its operations or the Notes as that other party reasonably requests for the purposes of that other party's compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this subclause to the extent that: (i) any such form, documentation or other information (or the

91 information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality. For the purposes of this subclause, “Applicable Law” shall be deemed to include (i) any rule or practice of any authority by which any party to this Indenture is bound or with which it is accustomed to comply; (ii) any agreement between any authorities by which any party to this Indenture is bound or with which it is accustomed to comply; and (iii) any agreement between any authority and any party to this Indenture that is customarily entered into by institutions of a similar nature. (f) Save as provided in above, the Trustee and Agent shall be entitled to deal with money paid to it by the Issuers for the purposes of this Indenture in the same manner as other money paid to a banker by its customers and not subject to the UK FCA Client Money Rules (set out in chapter 7 of the CASS Sourcebook of the FCA Handbook of Rules and Guidance) and shall not be liable to account to the Issuers for any profit, interest or other amounts in respect of such money. No money held by any Agent need be segregated except as required by law. Any funds held are held as banker, subject to the terms of this Indenture and as a result, such money will not be held in accordance with the UK FCA Client Money Rules. (g) Notwithstanding anything else herein contained, each Agent may refrain, without liability, from doing anything that would or might in its opinion be contrary to any law of any state, province or jurisdiction (including but not limited to the European Union, the United States or, in each case, any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state, province or jurisdiction and may, without liability, do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. (h) The Agent is entitled to do nothing, without liability, if conflicting, unclear or equivocal instructions received or in order to comply with any Applicable Law (as defined in subclause (e) above) provided that such conflicting, unclear or equivocal instructions are as soon as practicable brought to the attention of the Issuer. Section 14.20. Entire Agreement. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written. This Indenture contains the whole agreement between the parties hereto relating to the subject matter of this Indenture at the date of this Indenture to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Indenture.

SIGNATURES IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above. PILGRIM’S PRIDE CORPORATION By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Chief Financial Officer PILGRIM’S EUROPE FINANCE PLC By: /s/ Matthew Galvanoni Name: Matthew Galvanoni Title: Director

S-2 CITIBANK, N.A., LONDON BRANCH, as Trustee By: /s/ David Rowlandson Name: David Rowlandson Title: Vice President CITIBANK, N.A., LONDON BRANCH, as Paying Agent By: /s/ David Rowlandson Name: David Rowlandson Title: Vice President CITIBANK, N.A., LONDON BRANCH, as Registrar and Transfer Agent By: /s/ David Rowlandson Name: David Rowlandson Title: Vice President

A-1 EXHIBIT A [FORM OF FACE OF INITIAL NOTE] [Insert the following Global Note legend, if applicable pursuant to the provisions of the Indenture— THIS GLOBAL NOTE IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON SAFEKEEPER FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (‘CLEARSTREAM’) AND EUROCLEAR BANK S.A./N.V. (‘EUROCLEAR’) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE COMMON SAFEKEEPER FOR EUROCLEAR AND CLEARSTREAM MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE OR THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.] THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE OF THE U.S. OR OTHER JURISDICTION AND ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE U.S. SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS [IN THE CASE OF NOTES ISSUED IN RELIANCE ON RULE 144A: ONE YEAR] [IN THE CASE OF NOTES ISSUED UNDER REGULATION S: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUERS OR ANY OF THEIR AFFILIATES WERE THE OWNER OF THIS SECURITY, OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY BUYER THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS OUTSIDE THE U.S. IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S. OR OTHER JURISDICTION, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO

A-2 THE TRUSTEE AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “U.S.” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.

A-3 PILGRIM’S PRIDE CORPORATION PILGRIM’S EUROPE FINANCE PLC 4.750% Senior Notes due 2034 Common Code [●]1 ISIN Number [●]2 No. [●] Pilgrim’s Pride Corporation, a Delaware corporation and Pilgrim’s Europe Finance PLC, a public limited company incorporated under the laws of England and Wales (the “Issuers”), for value received promise to pay to [Nominee] or registered assigns the principal sum of €[____] or such greater or lesser amount as indicated on the Security Register (as defined in this Indenture referred to on the reverse hereof) on January 23, 2034. Interest Payment Date: January 23, commencing January 23, 2027. Record Date: January 13. Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. This Note shall not be valid unless effectuated by the entity acting as the common safekeeper for Euroclear Bank SA/NV or Clearstream Banking S.A. 1 Reg S Common Code: 350773622 / 144A Common Code: 350866370. 2 Reg S ISIN: XS3507736224 / 144A ISIN: XS3508663708.

A-4 IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually, electronically or by facsimile by its duly authorized Officer. Dated: PILGRIM’S PRIDE CORPORATION By: Name: Title: PILGRIM’S EUROPE FINANCE PLC By: Name: Title:

A-5 TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the 4.750% Senior Notes due 2034 described in the within- mentioned Indenture. Dated: CITIBANK, N.A., LONDON BRANCH, as Trustee By: Authorized Signatory

A-6 CERTIFICATE OF EFFECTUATION This Registered Global Note is effectuated by or on behalf of the common safekeeper. EUROCLEAR BANK SA/NV as common safekeeper By: _____________________ Authorized Signatory For the purposes of effectuation only

A-7 (Reverse of Note) 4.750% Senior Notes due 2034 Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. SECTION 1. Interest. Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”) and Pilgrim’s Europe Finance PLC, a public limited company incorporated under the laws of England and Wales (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 4.750% per annum from September 23, 2026 until maturity. The Issuers shall pay interest on January 23 of each year, or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period (each an “Interest Payment Date”), commencing January 23, 2027. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on an ACTUAL/ACTUAL (ICMA) day count convention basis, as defined in the rulebook of the International Capital Market Association. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period. SECTION 2. Method of Payment. The Issuers shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on January 13 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be issued in denominations of €100,000 or an integral multiple of €1,000 in excess thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in euros as provided in the Indenture. Presentation of notes is required at maturity. SECTION 3. Paying Agent and Registrar. Initially, Citibank, N.A., London Branch, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuers or any of their Subsidiaries may act in any such capacity.

A-8 SECTION 4. Indenture. The Issuers issued the Notes under an Indenture dated as of September 23, 2026 (“Indenture”) by and among the Issuers and the Trustee, as amended or supplemented from time to time in accordance with the terms thereof. The terms of the Notes include those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. SECTION 5. Optional Redemption. At any time prior to October 23, 2033 (which is the date that is three months prior to the maturity of the Notes (the “Par Call Date”)), upon not less than 10 nor more than 60 days’ prior written notice to the Holders, the Company may choose to redeem all or any portion of the Notes at a redemption price calculated by the Company equal to the greater of: (a) 100% of the principal amount of the Notes to be redeemed; and (b) the present values of the remaining scheduled payments of principal and interest on such Notes that would have been due if the Notes matured on the Notes Par Call Date (but excluding accrued and unpaid interest to, but excluding, the Redemption Date), computed on an annual basis (assuming an Actual/Actual (ICMA) day count fraction) and using a discount rate equal to the Comparable Government Bond Rate plus 25 basis points, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). The Trustee shall have no obligation to calculate or verify any make-whole premium. At any time on or after the Par Call Date, upon not less than 10 nor more than 60 days’ prior written notice to the Holders, the Company may choose to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). Any notice to the Holders of Notes of such a redemption must include the appropriate calculation of the Redemption Price, but need not include the Redemption Price itself. The actual Redemption Price must be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days (unless a shorter period is satisfactory to the Trustee) prior to the Redemption Date. In connection with any tender offer (including any Change of Control Offer made in accordance with the terms of the Indenture) for Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw Notes in such tender offer and the Company, or any third party making such

A-9 tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase date, to redeem or purchase all the Notes that remain outstanding following such purchase at a price equal to the price paid to the Holders in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption. The Company shall calculate the redemption price in connection with any redemption, and the Trustee shall have no duty to calculate or verify any such calculation. SECTION 6. Tax Redemption. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction (as defined in the Indenture) or any political subdivision or Taxing Authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the Issue Date of the Notes or, in the event there is a successor issuer on the Notes, on or after the date a successor assumes the obligations under the Notes, the Issuers or any successor issuer has or will become obligated to pay Additional Amounts as described under Section 11.01 of the Indenture in excess of the Additional Amounts the Issuers or any successor issuer would be obligated to pay if payments were subject to withholding or deduction for Taxes imposed by a Taxing Jurisdiction at a rate of 0% or, in the case of any successor issuer the withholding rate in effect at the time such person becomes a successor issuer (the “Minimum Withholding Level”), the Issuers or any successor issuer may, at their or its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with any interest accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 10 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Issuers or any successor issuer would, but for such redemption, be obligated to pay Additional Amounts above the Minimum Withholding Level. The Issuers or any successor issuer will not have the right to so redeem the Notes in the event the Issuers or any successor issuer becomes obligated to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, none of the Issuers or any successor issuer will have the right to so redeem the Notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. In the event that the Issuers or any successor issuer elect to so redeem the Notes, they or it will deliver to the Trustee: (1) a certificate, signed in the name of the Issuers or any successor issuer by any of its officers or by its attorney in fact or authorized signatories in accordance with its bylaws, stating that the Issuers or any successor issuer, as the case may be, are or is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuers or any successor issuer to so redeem have occurred or been satisfied; and (2) an Opinion of Counsel, to the effect that the Issuers or any successor issuer has or

A-10 will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental requirements necessary for the Issuers or any successor issuer to effect the redemption have been complied with. For the avoidance of doubt, reasonable measures will not include the Issuers or any successor issuer changing or moving jurisdictions. SECTION 7. Notice of Redemption. Notice of redemption shall be delivered electronically or by first class mail (or in the case of Notes held in book-entry form, by electronic transmission) at least 10 days but not more than 60 days before the Redemption Date to each Holder (with a copy to the Trustee) of Notes to be redeemed at its registered address. Notes in denominations larger than €100,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption. For so long as the Notes are admitted to trading on the Exchange and the rules and regulations of the Authority so require, any notice of redemption to the Holders shall be published and delivered to Holders to the extent and in the manner permitted by such rules and regulations of the Authority and, in connection with any redemption, the Company will notify the Exchange of any change in the principal amount of Notes outstanding. SECTION 8. Mandatory Redemption. The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuers or the Company may be required to offer to purchase the Notes pursuant to Section 4.07 of the Indenture. The Issuers may at any time and from time to time purchase the Notes in the open market or otherwise at differing market prices. Any Notes purchased in the open market or otherwise will be canceled or remain outstanding as instructed by the Issuers. If the Company elects to cancel any Notes purchased by the Issuers, then the Company may deliver such purchased Notes to the Trustee for cancellation pursuant to Section 2.11 of the Indenture. SECTION 9. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Issuers shall be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, thereon to, but excluding, the date of repurchase. The Company is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest and Additional Amounts, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

A-11 SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Issuers, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. SECTION 12. Amendment. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, or comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act. SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Notes shall become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Event of Default (except an Event of Default relating to the payment of principal or interest including an accelerated payment or the failure to make a payment on the Change of Control Payment Date or an Event of Default in complying with the provisions of Article 6 of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Event of Default and its consequences under the Indenture except a continuing Event of Default in the payment of interest on, or the principal of, or the premium on, the Notes. SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Significant Subsidiaries to create liens, to enter into sale and leaseback transactions or to consolidate, merge or

A-12 sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations and other provisions in the Indenture. SECTION 15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder, member or manager of the Issuers shall have any liability for any obligations of the Issuers under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. SECTION 16. Trustee Dealings with the Issuers. Subject to certain terms, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Issuers and their respective Subsidiaries or their respective Affiliates as if it were not the Trustee. SECTION 17. Authentication. This Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent. SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). SECTION 19. Common Codes and ISIN Numbers. The Issuers have caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders. In addition, the Issuers have caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. SECTION 20. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture.

PILGRIM’S PRIDE CORPORATION PILGRIM’S EUROPE FINANCE PLC 4.750% Senior Notes due 2034 ASSIGNMENT FORM To assign and transfer this Note, fill in the form below: (I) or (we) assign and transfer this Note to (Insert assignee’s social security or tax I.D. no.) (Print or type assignee’s name, address and postal code) and irrevocably appoint ______________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him. Your Signature: (Sign exactly as your name appears on the other side of this Note) Signature Guarantee*: * (Participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee) Date: _______________________________________ Certifying Signature: CHECK ONE BOX BELOW (1) ☐ to the Company; or (2) ☐ pursuant to and in compliance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”); or (3) ☐ pursuant to and in compliance with Regulation S under the Securities Act; or (4) ☐ pursuant to another available exemption from the registration requirements of the Securities Act; or (5) ☐ pursuant to an effective registration statement under the Securities Act. Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (2) is checked, by executing this form, the Transferor is deemed to have certified that such Notes are being transferred to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who has received notice that such transfer is being made in reliance on Rule 144A; and, if box (3) is checked, by executing this form, the Transferor is deemed to have certified that such transfer is made pursuant to an offer and sale that occurred outside the United States in compliance with Regulation S under the Securities Act. Signature: _________________________________ Signature Guarantee: (Participant in a recognized signature guarantee medallion program) Certifying Signature: __________________ Date:______________________ Signature Guarantee: (Participant in a recognized signature guarantee medallion program)

PILGRIM’S PRIDE CORPORATION PILGRIM’S EUROPE FINANCE PLC 4.750% Senior Notes due 2034 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.07 of the Indenture, check the box: Section 4.07 [ ] If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.07 of the Indenture, state the amount (in denominations of €100,000 or integral multiples of €1,000): €_______________ Dated: Signed: (Sign exactly as name appears on the other side of this Note) Signature Guarantee: Participant in a recognized Signature Guarantee Medallion Program

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made: Date of Decrease/ Increase Amount of Decrease in Principal Amount Amount of Increase in Principal Amount Principal Amount Following such Decrease/ Increase Signature of authorized officer of Registrar

B-1 EXHIBIT B FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED GLOBAL NOTE TO REGULATION S GLOBAL NOTE (Transfers pursuant to § 2.06(b) of the Indenture) Citibank, N.A., London Branch, as Transfer Agent [Address] United Kingdom Attn: [●] Re: Up to €500,000,000 4.750% Senior Notes due 2034 (the “Initial Notes”) issued on the Issue Date and any additional notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”) Reference is made to the indenture dated as of September 23, 2026 (the “Indenture”) by and among Pilgrim’s Pride Corporation, as the Company, Pilgrim’s Europe Finance PLC, as the Co-Issuer, Citibank, N.A., London Branch, as trustee (the “Trustee”), Paying Agent, Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given them in this Indenture. This letter relates to up to €[ ] aggregate principal amount of Notes that are held as a beneficial interest in the form of the Restricted Global Note (ISIN No: XS3508663708; Common Code: 350866370) with the CSK in the name of [name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note (ISIN No: XS3507736224; Common Code: 350773622). In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and: (a) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), does certify that: (i) the offer of the Notes was not made to a person in the United States; (ii) either (i) at the time the buy order is originated the transferee is outside the United States or the Transferor and any person acting on its behalf reasonably believe that the transferee is outside the United States; or (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 of Regulation S and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States; (iii) no directed selling efforts have been made in the United States by the Transferor, an affiliate thereof or any person their behalf in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable; (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (v) the Transferor is not the Company, a distributor of the Notes, an affiliate of the Company or any such distributor (except any officer or director who is an affiliate solely by virtue of holding such position) or a person acting on behalf of any of the foregoing.

B-2 (b) with respect to transfers made in reliance on Rule 144 the Transferor certifies that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act. You, the Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S. [Name of Transferor] By: Name: Title: Date: cc: Attn:

C-1 EXHIBIT C FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S GLOBAL NOTE TO RESTRICTED GLOBAL NOTE (Transfers pursuant to § 2.06(b) of the Indenture) Citibank, N.A., London Branch, as Transfer Agent [Address] United Kingdom Attn: [●] Re: Up to €500,000,000 4.750% Senior Notes due 2034 (the “Initial Notes”) issued on the Issue Date and any additional notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”) Reference is made to the indenture dated as of September 23, 2026 (the “Indenture”) by and among Pilgrim’s Pride Corporation, as the Company, Pilgrim’s Europe Finance PLC, as the Co-Issuer, Citibank, N.A., London Branch, as trustee (the “Trustee”), Paying Agent, Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given them in this Indenture. This letter relates to up to €[ ] aggregate principal amount at maturity of Notes that are held in the form of the Regulation S Global Note with the CSK (ISIN No: XS3507736224; Common Code: 350773622) in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in the Restricted Global Note (ISIN No: XS3508663708; Common Code: 350866370). In connection with such request, and in respect of such Notes the Transferor does hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Notes and that: CHECK ONE BOX BELOW: ☐ the Transferor is relying on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) for exemption from such Securities Act’s registration requirements; it is transferring such Notes to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account, or for the account of a qualified institutional buyer, and to whom the Transferor has given notice that the transfer is made in reliance on Rule 144A and the transfer is being made in accordance with any applicable securities laws of any state of the United States; or ☐ the Transferor is relying on an exemption other than Rule 144A from the registration requirements of the Securities Act. You, the Issuers and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. [Name of Transferor] By: Name: Title: Date:

C-2 cc: Attn: